                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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     Check the appropriate box:
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                                             (as permitted by Rule 14a-6(e)(2)
     /X/ Definitive Proxy Statement
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     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CIGNA CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
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- - --------------------------------------------------------------------------------
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

                                                         [LOGO]

                                                         CIGNA Corporation
                                                         One Liberty Place
                                                         1650 Market Street
                                                         Philadelphia, PA
                                                         19192-1550
                                                         March 20, 1995

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of CIGNA Corporation:

     The Annual Meeting of Shareholders of CIGNA Corporation will be held at The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania on Wednesday, April 26, 1995, at 10:00 a.m. local time, for the following purposes:

     1. to elect one Director for a term to expire in 1996 and four Directors for terms to expire in 1998;

     2. to ratify the appointment of independent accountants for 1995;

     3. to approve the CIGNA Long-Term Incentive Plan; and

     4. to transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 2, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Directions to The Conference Center at Eagle Lodge are provided on the back cover of the attached Proxy Statement.

                                          Sincerely,

                                          /S/ WILSON H. TAYLOR
                                             --------------------
                                          WILSON H. TAYLOR
                                          Chairman and Chief
                                          Executive Officer

By order of the Directors

/S/ CAROL J. WARD
   -------------------
CAROL J. WARD, Corporate Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                               CIGNA CORPORATION
                               ONE LIBERTY PLACE
                               1650 MARKET STREET
                          PHILADELPHIA, PA 19192-1550

                                PROXY STATEMENT

                               TABLE OF CONTENTS

General Information..................................................................      1
Ownership of CIGNA Corporation Common Stock
          by Directors and Executive Officers........................................      2
          by Certain Beneficial Owners...............................................      4
Item 1. Election of Directors........................................................      4
          Nominees for Election......................................................      5
          Incumbent Directors to Continue in Office..................................      6
          Board of Directors and Committees..........................................      7
          Compensation of Directors..................................................      8
          Certain Transactions.......................................................      9
Item 2. Ratification of Appointment of Independent Accountants.......................     10
Item 3. Approval of CIGNA Long-Term Incentive Plan...................................     10
Item 4. Other Matters................................................................     15
Vote Required........................................................................     15
Executive Compensation...............................................................     16
Performance Graph....................................................................     24
Compliance With Section 16(a) of the Securities Exchange Act.........................     24
Additional Information...............................................................     25
1996 Annual Meeting..................................................................     25
Appendix A, Text of CIGNA Long-Term Incentive Plan...................................    A-1

                              GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy card, which are first being sent to Shareholders with the 1994 Annual Report on or about March 20, 1995, relate to the Annual Meeting of Shareholders of CIGNA Corporation (the "Corporation" or "CIGNA") to be held at The Conference Center at Eagle Lodge, Lafayette Hill, Pennsylvania, on Wednesday, April 26, 1995 at 10:00 a.m. local time (the "Annual Meeting"). The Board of Directors of the Corporation (the "Board") is soliciting your proxy for use at the Annual Meeting and at any adjournment thereof by asking you to sign, date, and return the enclosed proxy card in the envelope provided.

     Shares represented at the Annual Meeting or any adjournment thereof by valid proxies received pursuant to this solicitation will be voted in accordance with each Shareholder's instructions. If the proxy card is signed and returned without specific instructions, the shares will be voted as recommended by the Board. A Shareholder may revoke a proxy at any time before its use by giving written notice of revocation to the Corporate Secretary, by submitting a subsequent proxy or by voting in person at the meeting.

     It is the Corporation's policy that all voted proxies be handled in a manner which protects those Shareholders who request voting privacy, and that neither the identity of such Shareholder nor such Shareholder's votes will be disclosed except: as necessary to meet any legal requirements; in limited circumstances such as a contested election to the Board; to permit the independent inspectors of election ("the Inspectors") to tabulate and certify the vote; and to respond to Shareholders who have written comments on their proxy cards. On an ongoing basis, the Inspectors will apprise the Corporation of the total number of shares voted for, voted against or abstaining from voting on each proposal and may tell the Corporation whether or not a particular account has voted. The Inspectors may tell the Corporation how each account not instructing confidentiality has voted. Except pursuant to one of the exceptions described above, the Inspectors may not tell the Corporation how any account instructing confidentiality has voted. Following the Annual Meeting, the Inspectors will retain all proxy cards.

     As of March 2, 1995, 72,441,624 shares of CIGNA Common Stock ("Common Stock") were outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for every share of Common Stock registered in that person's name on the books of the Corporation at the close of business on March 2, 1995.

     Each share of Common Stock includes a right to acquire Junior Participating Preferred Stock, Series D.

                  OWNERSHIP OF CIGNA CORPORATION COMMON STOCK
                      BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the beneficial ownership as of March 2, 1995, of Common Stock, including shares as to which a right to acquire ownership exists (e.g., stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 by each Director and Nominee, by the Chief Executive Officer and the four other Executive Officers named in the table, and by all such persons and other Executive Officers (within the meaning of Rule 3b-7) as a group. In addition to Common Stock ownership, the following table also shows Equivalents held by non-employee Directors, as of March 2, 1995, under CIGNA's Deferred Compensation Plan for Directors as described in footnote
(10) to the table.

                          NAME                            SHARES OF COMMON (1)         EQUIVALENTS (10)
- - --------------------------------------------------------  -------------------         ---------------
Directors and Nominee
Robert P. Bauman........................................         2,894 (2)                  3,194
Evelyn Berezin..........................................         3,552 (2)                    723
Robert H. Campbell......................................         1,630 (2)                    249
Alfred C. DeCrane, Jr...................................         2,431 (2)                  4,662
James F. English, Jr....................................         3,500 (2)                  1,735
Bernard M. Fox..........................................         1,500 (2)                    136
Frank S. Jones..........................................         1,500 (2)                  2,044
Gerald D. Laubach.......................................         1,650 (2)                    761
Marilyn W. Lewis........................................         1,756 (2)                      0
Paul F. Oreffice........................................         4,316 (2,4)                  321
Charles R. Shoemate.....................................         3,420 (2)                      0
Louis W. Sullivan, M.D..................................         1,852 (2)                      0
Wilson H. Taylor........................................       130,265 (3,5)                  n/a
Carol Cox Wait (Nominee)................................             0                        n/a
Ezra K. Zilkha..........................................        57,777 (2,6)                    0
Named Executive Officers
Lawrence P. English.....................................        45,752 (3,5)                  n/a
Gerald A. Isom..........................................        34,577 (3,5)                  n/a
Arthur C. Reeds, III....................................        25,900 (3,5)                  n/a
James G. Stewart........................................        60,221 (3,5)                  n/a
Directors and Executive Officers as a group (26
  persons)..............................................       506,878 (7,8,9)             13,825

- - ---------------
 (1) The percentage of shares beneficially owned by any Director or Nominee, or by all Directors and Executive Officers as a group, does not exceed 1% of the outstanding shares of Common Stock.

 (2) Includes 1,500 shares of restricted Common Stock awarded pursuant to the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation.

 (3) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options, as follows: Mr. Taylor -- 56,500, Mr. L. P. English -- 25,870, Mr. Isom -- 22,500, Mr. Reeds -- 14,145, and Mr. Stewart -- 27,170. Does not include shares subject to options which become exercisable more than 60 days after March 2, 1995.

 (4) Includes 500 shares held in a trust for his spouse.

 (5) Includes shares of restricted Common Stock awarded pursuant to the Executive Stock Incentive Plan and CIGNA Corporation Stock Plan, the restrictions on which had not lapsed as of March 2, 1995, as follows: Mr. Taylor -- 39,650, Mr. L.P. English -- 14,814, Mr. Isom -- 11,789, Mr.
     Reeds -- 9,339, and Mr. Stewart -- 18,914.

 (6) Includes 6,139 shares of Common Stock held by his spouse, of which shares Mr. Zilkha disclaims beneficial ownership.

 (7) As of March 2, 1995, the CIGNA Pension Plan (the "Pension Plan") held a total of 297,500 shares, or approximately 0.4%, of the then-issued and outstanding Common Stock. The shares held by the Pension Plan are voted in accordance with the instructions of an advisory committee consisting of members of CIGNA's management.

 (8) As of March 2, 1995, the CIGNA Stock Fund (the "Stock Fund") of the Corporation's Savings and Investment Plus Plan (the "Savings Plan") held a total of 787,208 shares of Common Stock, or approximately 1.1% of the then-issued and outstanding Common Stock. Because one Executive Officer has invested a portion of his Savings Plan account in the Stock Fund, approximately 288 shares are attributable to his account and are included in the shares shown above as beneficially owned by him. All shares in the Stock Fund are owned by the Savings Plan Trustee; however, each Stock Fund participant has pass-through voting rights for the number of shares equivalent to the participant's interest in the Stock Fund. If participants do not exercise their voting rights, the Savings Plan Trustee votes the shares in accordance with the instructions of an advisory committee consisting of members of CIGNA's management.

 (9) The Directors and Executive Officers as a group have sole voting and investment power over all the shares of Common Stock they own beneficially, except shares held in trust for immediate family members, or as described elsewhere in these notes. Shares beneficially owned by Directors and Executive Officers include 206,570 shares of Common Stock which may be acquired within 60 days upon exercise of stock options and 159,378 shares which are restricted as to disposition.

(10) As of March 2, 1995, Directors also held 13,825 Common Stock equivalent units ("Equivalents") under CIGNA's Deferred Compensation Plan for Directors. Deferred compensation that otherwise would be paid in shares of Common Stock is hypothetically invested in an equal number of Equivalents. An amount equal to cash dividends that would have been paid on Common Stock is deemed to have been paid on such Equivalents and deemed to be invested as if it were deferred cash compensation. Equivalents track the economic performance of Common Stock, but carry no voting rights. Deferred compensation is payable only in cash, at a future date or dates selected by each participant prior to deferral.

                         OWNERSHIP OF CIGNA CORPORATION
                   COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

     The Corporation has no information that any person or concern beneficially owns more than five percent of its outstanding Common Stock except as reported on three Schedules 13G (reporting December 31, 1994 ownership) filed pursuant to the Securities Exchange Act of 1934 and received by the Corporation during February 1995. The following table and footnotes are prepared in reliance upon such filings:

                                                             AMOUNT AND NATURE OF
                                                             BENEFICIAL OWNERSHIP      PERCENT OF
                                                            REPORTED ON SCHEDULES      CLASS AS OF
          NAME AND ADDRESS OF BENEFICIAL OWNER                13G AS OF 12/31/94        12/31/94
- - ---------------------------------------------------------  ------------------------    -----------
Wellington Management Company ("Wellington")                      7,136,400 (1)             9.88%
  75 State Street
  Boston, MA 02109
Vanguard/Windsor Fund, Inc. ("Windsor")                           6,268,500 (2)             8.68%
  Vanguard Financial Center                                   (also included in
  Valley Forge, PA 19482                                   Wellington total above)
Sanford C. Bernstein & Co., Inc. ("Bernstein")                    5,788,890 (3)             8.02%
  One State Street Plaza
  New York, NY 10004

- - ---------------
(1) Wellington reported that as of December 31, 1994 these shares were beneficially owned by its investment advisory clients, including Windsor. Wellington also reported shared dispositive power as to all of these shares (which includes the 6,268,500 shares reported by Windsor) and shared voting power as to 301,200 of these shares.

(2) Windsor reported that as of December 31, 1994, it had shared dispositive power (with Wellington) and sole voting power as to these shares.

(3) Bernstein reported that as of December 31, 1994 it held these shares for the accounts of discretionary clients who have the right to receive dividends on these shares and any proceeds from the sale of these shares. Bernstein also reported sole voting power as to 2,952,350, and sole dispositive power as to 5,788,890, of these shares.

     In their Schedules 13G, Wellington, Bernstein and Windsor represented that the shares reported were acquired in the ordinary course of business, and that they were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Corporation.

                         ITEM 1.  ELECTION OF DIRECTORS

     The Board is divided into three classes of Directors. The By-laws of the Corporation provide that at each annual election Directors shall be chosen by class for a term of three years, or for such shorter term as the Shareholders may specify to preserve, as evenly as practicable, the division of Directors into classes. Pursuant to the By-laws, the Board has set four as the number of Directors to be elected at the Annual Meeting for terms expiring in April 1998 and one as the number of Directors to be elected for a term expiring in April 1996 or, in each case, until their respective successors shall have been elected and qualified.

     The Board recommends election of the four incumbent Nominees and one additional Nominee identified below for terms to expire in 1998 and 1996 as indicated below. All of the incumbent Nominees' current terms will expire on the date of the 1995 Annual Meeting. The Board knows of no reason why any Nominee will be unavailable or unable to serve. If any Nominee should become unavailable or unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any.

     The Board has set 70 years as the retirement age for non-employee Directors and for any Director serving as the Chief Executive Officer of the Corporation. Pursuant to this policy, incumbent Director Evelyn Berezin will retire as of the Annual Meeting. Each non-employee Director is required to submit a resignation for the

Board's consideration upon discontinuing the principal position or identification which prevailed at the time of such Director's most recent election to the Board.

     Set forth below is information about each Nominee and continuing Director, including business history for at least five years, age as of the date of this Proxy Statement, other directorships held and period of service as a Director of the Corporation or a predecessor company, including Connecticut General Corporation ("CGC"), Connecticut General Life Insurance Company ("CG Life"), INA Corporation ("INA") and Insurance Company of North America ("ICNA").

              NOMINEE FOR ELECTION FOR TERM EXPIRING IN APRIL 1996

CAROL COX WAIT, 52                                                       Nominee

     Director, President and Chief Executive Officer, Committee for a Responsible Federal Budget (a non-profit educational organization) since 1981. Ms. Wait is also President of Carol Cox and Associates, a Washington, D.C. consulting firm. Ms. Wait is President-Elect of The International Women's Forum.

             NOMINEES FOR ELECTION FOR TERMS EXPIRING IN APRIL 1998

ROBERT P. BAUMAN, 63                                         Director since 1990

     Non-Executive Chairman of British Aerospace, plc (manufacturer of aerospace and other defense systems and commercial aircraft). From 1989 until May, 1994, Mr. Bauman served as a Director and Chief Executive of SmithKline Beecham plc (manufacturer of pharmaceuticals and healthcare products). Mr. Bauman was Chairman of the Board and Chief Executive Officer of Beecham Group plc from 1986 to 1989, and was Vice Chairman of Textron, Inc. (aerospace technology, commercial products and financial services) from 1985 to 1986. He is a Director of Capital Cities/ABC, Inc., Reuters Holdings, plc, Russell Reynolds Associates, Inc. and Union Pacific Corporation and a member of Booz-Allen & Hamilton, Inc.'s advisory board.

ROBERT H. CAMPBELL, 57                                       Director since 1992

     Chairman, Chief Executive Officer and President of Sun Company, Inc. (domestic refining and branded marketing of petroleum products) since 1992. Mr. Campbell was elected a Director and an Executive Vice President of Sun Company, Inc. in 1988. He became Group Vice President, Refining and Marketing, and President of Sun Company's domestic refining and marketing subsidiary in 1983, having previously served in various capacities at Sun since 1960.

CHARLES R. SHOEMATE, 55                                      Director since 1991

     Chairman, President, and Chief Executive Officer of CPC International Inc. (consumer foods) since 1990. Mr. Shoemate has served as a Director of CPC International since 1988. Prior to his election as President in 1988, Mr. Shoemate served as Vice President of CPC International and President of the Corn Refining Division. Mr. Shoemate joined CPC International in 1962 and progressed through a variety of positions in manufacturing, finance, and business management. Mr. Shoemate also serves as a Director of International Paper Co.

LOUIS W. SULLIVAN, M.D., 61                                  Director since 1993

     President, Morehouse School of Medicine (educational institution). Dr. Sullivan became the first President of Morehouse School of Medicine in 1981 when it became independent from Morehouse College, and has held that position since 1981 except for March 1989 to January 1993, when he served as Secretary of Health and Human Services of the United States. Dr. Sullivan is a Director of Bristol-Myers Squibb Company, Equifax Inc., Endo Vascular Instruments, Inc., General Motors Corporation, Genetic Sciences, Inc., Georgia Pacific Company, Household International Inc., Medical Review Systems, Inc. and Minnesota Mining & Manufacturing Co.

                   INCUMBENT DIRECTORS TO CONTINUE IN OFFICE
                        FOR TERMS EXPIRING IN APRIL 1996

JAMES F. ENGLISH, JR., 68                                    Director since 1962

     President Emeritus of Trinity College (educational institution). Mr. English was President of Trinity College from 1981 until 1989 and Vice President for Finance and Planning from 1977 to 1981. Before that he had twenty-six years of service with CBT Corporation and its affiliates. Mr. English also serves as a Director of Connecticut Natural Gas Corporation and of Fleet Financial Group, Inc.'s bank subsidiaries in Connecticut, Massachusetts and Rhode Island.

BERNARD M. FOX, 52                                    Director since April, 1994

     Trustee, President and Chief Executive Officer of Northeast Utilities (investor-owned electric utility) since 1993, and a Director and CEO of its principal subsidiaries. Mr. Fox was elected Executive Vice President and Chief Operating and Financial Officer in 1986; he became President and Chief Operating and Financial Officer in 1987, and relinquished the position of Chief Financial Officer in 1990. Mr. Fox also serves as a Director and President of Connecticut Yankee Atomic Power Company, and as a Director of Shawmut National Corp. and The Dexter Corporation.

GERALD D. LAUBACH, 69                                        Director since 1974

     Retired President of Pfizer Inc. (pharmaceutical manufacturer). Dr. Laubach was President of Pfizer Inc. from 1972 until February 1991 and a Director from 1968 to 1991. He serves as a Director of Affymax, N.V., DNA Plant Technology Corporation and Millipore Corporation.

MARILYN W. LEWIS, 51                                         Director since 1993

     Chairman of American Water Works Company, Inc. (water utility holding company) since 1988 and a Director since 1982. Prior to her election as Chairman, Ms. Lewis served for four years as Vice Chairman. From 1987 until January 1992, Ms. Lewis served as President of KLS Educational Systems, Inc. (specialized education consultants). She is also a Director of Penn Fuel Gas Company, Inc. and South Jersey Industries, Inc.

EZRA K. ZILKHA, 69                                           Director since 1968

     President and Director of Zilkha & Sons, Inc. (private investment company) since 1956. Mr. Zilkha was President and Director of Zilkha Corporation (consulting firm) from 1979 to 1988. Mr. Zilkha also serves as President of 3555 Intermediate Corporation (an investment holding company). He is a Director of Cambridge Associates, Chicago Milwaukee Corporation, Milwaukee Land Company (a closed-end investment company which is General Partner of Heartland Partners, L.P.) and Newhall Management Corporation (which is Managing General Partner of Newhall Management Limited Partnership).

                   INCUMBENT DIRECTORS TO CONTINUE IN OFFICE
                        FOR TERMS EXPIRING IN APRIL 1997

ALFRED C. DECRANE, JR., 63                                   Director since 1980

     Chairman of the Board since January 1987 and Chief Executive Officer since April 1993 of Texaco Inc. (integrated oil, gas and chemical manufacturer), having served Texaco Inc. as a Director since 1977, and as its President from 1983 through 1986. Between 1970 and 1983, Mr. DeCrane served Texaco Inc. in various other positions. He also serves as a Director of CPC International Inc. and Dean Witter, Discover & Co.

FRANK S. JONES, 66                                           Director since 1975

     Ford Professor Emeritus of Urban Affairs, Massachusetts Institute of Technology (educational institution); Ford Professor of Urban Affairs from 1970 to 1992. Professor Jones also serves as a Director of Capital Cities/ABC, Inc., Polaroid Corporation and Scientific Games Holdings Corporation.

PAUL F. OREFFICE, 67                                         Director since 1979

     Retired Chairman of the Board of The Dow Chemical Company (manufacturer of chemicals, metals, plastics and other products). Mr. Oreffice served as Chairman of the Board of Dow Chemical from 1986 through 1992, as President and Chief Executive Officer from 1978 to 1987, and as a Director from 1971 through 1992. Mr. Oreffice also serves as a Director of The Coca-Cola Company, Morgan Stanley Group Inc. and Northern Telecom, Ltd.; as Chairman of Fairfield Homes of Arizona, Inc.; and as a member of the International Advisory Board of Marsh & McLennan.

WILSON H. TAYLOR, 51                                         Director since 1988

     Chairman of the Board, Chief Executive Officer and President of the Corporation. Mr. Taylor has served as Chairman of the Board since November 1989, as Chief Executive Officer since November 1988, and as President since May 1988. Between 1964 and 1988, he held various positions with the Corporation and its predecessor and subsidiary companies.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board held nine meetings during 1994. All of the incumbent Directors attended at least 88% of the total number of meetings of the Board and committees on which they served.

     The Board has seven standing committees:

EXECUTIVE COMMITTEE

     Wilson H. Taylor (Chairman), Robert H. Campbell, Alfred C. DeCrane, Jr. and Gerald D. Laubach are members of the Executive Committee, which did not meet during 1994. The function of the Committee is to exercise the authority of the Board of Directors in the management of the business of the Corporation between regular meetings of the Board.

AUDIT COMMITTEE

     The members of the Audit Committee are James F. English, Jr. (Chairman), Robert H. Campbell, Bernard M. Fox, Frank S. Jones and Marilyn W. Lewis. The Audit Committee met five times in 1994. The Committee's responsibilities include: reviewing and reporting to the Board on the appropriateness of the Corporation's accounting policies, the adequacy of its financial controls and the reliability of the Corporation's financial information reported to the public; recommending independent accountants for appointment by the Board; reviewing and approving audit plans; reviewing and advising the Board concerning the work of internal auditors and independent accountants; reviewing and approving the Corporation's Annual Report on Form 10-K; and reviewing and advising the Board with respect to the Corporation's special exposures.

COMMITTEE ON DIRECTORS

     Robert P. Bauman, (Chairman), Alfred C. DeCrane, Jr., Gerald D. Laubach and Charles R. Shoemate are members of the Committee on Directors, which held three meetings and acted once by unanimous written consent in 1994. The Committee reviews, reports to the Board and makes recommendations, as appropriate, with respect to the structure, membership, organization, effectiveness, performance and compensation of the Board. It also makes recommendations to the Board concerning nominations of persons for election to the Board to be made by or at the direction of the Board. The Committee considers suggestions from Shareholders and other sources as to possible nominees. Such suggestions should be submitted to the Corporate Secretary not later than November 21, 1995 for the Committee's consideration in advance of the 1996 Annual Meeting.

FINANCE COMMITTEE

     The members of the Finance Committee are Paul F. Oreffice (Chairman), Evelyn Berezin, Bernard M. Fox and Ezra K. Zilkha. The Committee held six meetings in 1994. The Committee reviews, advises and reports to the Board on the management of the Corporation's financial resources, and on the Corporation's annual capital plan and budget, Shareholder dividends and capital position. It also acts upon proposed capital commitments of such amounts as are established by the Board.

INVESTMENT COMMITTEE

     Ezra K. Zilkha (Chairman), James F. English, Jr., Frank S. Jones and Charles R. Shoemate are members of the Investment Committee, which held six meetings in 1994. The Committee reviews and reports to the Board on the management of and has the authority to approve, or provide for approval through delegation to management or investment advisers or both, the investments of the Corporation, its subsidiaries, and investment advisory clients, as well as investments for syndication. The Committee also approves and monitors the implementation of applicable investment policies and guidelines.

PEOPLE RESOURCES COMMITTEE

     The members of the People Resources Committee are Alfred C. DeCrane, Jr. (Chairman), Robert P. Bauman, Paul F. Oreffice and Louis W. Sullivan, M.D. The Committee held four meetings in 1994. The Committee reviews and reports to the Board on the management of the Corporation's human resources, including personnel policies and policy controls, the development of people, and compensation and benefit programs and plans. It reviews and approves, subject to Board ratification, executive compensation plans and targets and payouts thereunder, any compensation plans which involve the issuance of equity securities of the Corporation, and as required by law, adoption of and changes to qualified benefit plans. It sets the compensation of the CEO, subject to Board ratification, approves the compensation of other senior executives, and makes stock-related awards. The Committee also reviews succession plans for the Corporation's principal Executive Officers.

PUBLIC ISSUES COMMITTEE

     The members of the Public Issues Committee are Gerald D. Laubach (Chairman), Evelyn Berezin, Robert H. Campbell, Marilyn W. Lewis and Louis W. Sullivan, M.D. The Committee held three meetings in 1994. The Committee oversees the Corporation's positions on significant issues in community affairs, government relations, corporate public affairs and other matters of public interest. The Committee also approves the Corporation's contributions policy and budget. In addition, the Committee approves policies and procedures governing the voting on socio-political proposals received by the Corporation and its subsidiaries as shareholders of other companies.

                           COMPENSATION OF DIRECTORS

     Each non-employee Director receives an annual retainer of $26,000 for service on the Board, $8,000 of which is either paid in shares of Common Stock or deferred into Equivalents as described in footnote (10) on page 3 and ultimately paid in cash. The Chairman of each standing committee (except the Executive Committee) receives an additional $7,500 annual retainer, except for the Chairman of the Investment Committee, who receives an annual retainer of $17,500. Non-employee Committee members, but not the Chairmen, receive an additional $2,500 annual retainer for service on each Committee (except the Executive Committee), and are also paid $1,250 for each Board meeting and each committee meeting attended. Directors were paid two meeting fees for attending an all-day corporate strategy session in October, 1994.

     In addition to the $8,000 which is either paid in shares of Common Stock or deferred, Directors may elect to receive payment of retainers and meeting fees in cash or in shares of Common Stock, or partially in cash and partially in shares of Common Stock, and may also elect to defer all or part of their compensation under CIGNA's Deferred Compensation Plan for Directors. Currently, deferred cash compensation is credited with interest at the same rate paid on participant contributions to the Fixed Income Fund of the Savings Plan. Compensation deferred into Equivalents is invested as described in footnote
(10), page 3.

     Non-employee Directors are eligible to participate in the financial planning services available to CIGNA executives, in life insurance, medical/dental care, and property/casualty personal lines insurance programs and matching gift programs similar to those available to CIGNA employees. Non-employee Directors also receive travel accident coverage of $100,000. Directors who elected to do so prior to December 20, 1982 participate in a life insurance program which was available to CGC employees prior to the combination of CGC and INA.

     Pursuant to the terms of the Restricted Stock Plan for Non-Employee Directors of CIGNA Corporation, which was approved by the Shareholders in 1989, each non-employee Director who has served for at least six months and was not an officer or employee of the Corporation or any of its subsidiaries during the ten preceding years receives a one-time grant of 1,500 shares of Common Stock. The shares are subject to transfer restrictions until the later of 1) six months after the date of grant or 2) the date on which service as a Director of the Corporation terminates due to death, disability, retirement or a change of control. The shares are forfeited if the Director's service terminates for any other reason, except as may be otherwise provided by a majority of the other members of the Board. If one of the termination of service conditions has been met, the former Director or his or her estate receives all such shares of Common Stock without restriction. During the restricted period, stock certificates are held in custody by the Corporation. However, commencing on the date of grant, the Director has other rights and privileges of a Shareholder as to such Common Stock, including the right to receive dividends and to vote the shares.

     Directors are covered by a Directors' Retirement and Consulting Plan ("Retirement and Consulting Plan"). The Retirement and Consulting Plan provides Directors who retire at age 60 or older with at least five years of service annual payments equal to the annual retainer in effect at the time of the Director's retirement. Payment is conditioned on the Director's not competing with CIGNA and being available to provide consulting services. A Director who retires at the mandatory retirement age, currently age 70, will receive such payments for the remainder of the Director's lifetime. A Director who retires prior to the mandatory retirement age will receive such payments for a period equal to the number of months such Director served as a Director of CIGNA or a predecessor company, or such Director may request the Committee on Directors' approval to receive such payments in a lump sum equal to the discounted value of such payments. In all cases, payments will be reduced by any other pension or retirement benefits on account of service as a Director or employee of CIGNA or a predecessor company.

                              CERTAIN TRANSACTIONS

     In the ordinary course of business, various CIGNA companies: provided a variety of insurance coverages, health care services, pension contracts, and related products and services to; purchased, held, and sold debt instruments issued or guaranteed by; purchased products and services from; and engaged in other transactions with corporations (or their subsidiaries) of which CIGNA Directors were executive officers or major shareholders during 1994. In addition, various CIGNA Directors and Executive Officers have purchased insurance products or interests in investment vehicles marketed by CIGNA companies in the ordinary course of business. It is expected that similar transactions involving varying amounts will occur during 1995.

     Also in the ordinary course of business, CIGNA paid Carol Cox and Associates, of which Ms. Wait is the principal, $12,000 during 1994 and $1,000 monthly to date in 1995 for consulting services. This consulting contract would terminate upon Ms. Wait's election to the Board.

     In the ordinary course of business, various CIGNA companies also engaged in transactions with beneficial owners of more than five percent of the Corporation's outstanding Common Stock (please see page 4 for information about these entities). On various occasions and in various amounts (up to approximately $57,259,000), Bernstein purchased short-term negotiable unsecured promissory notes ("commercial paper") issued by the Corporation. No such notes were outstanding as of December 31, 1994. CIGNA companies provided Windsor with conference and pension services for which CIGNA companies were paid approximately $305,000. It is expected that similar transactions in varying amounts will occur during 1995.

     Management believes that the above transactions were on terms as favorable to the Corporation as if the transactions had involved unaffiliated persons or organizations.

                      ITEM 2.  RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board, on the recommendation of its Audit Committee, has appointed Price Waterhouse LLP (formerly Price Waterhouse) as independent accountants for 1995. Although ratification by the Shareholders is not required, the Board requests that Shareholders ratify this appointment. If ratification is not obtained, the Board will reconsider the appointment.

     Price Waterhouse LLP has served as independent accountants for CIGNA and its subsidiaries since 1983, and for CGC and its subsidiaries since 1967.

     The Corporation has been advised that representatives of Price Waterhouse LLP will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

              ITEM 3.  APPROVAL OF CIGNA LONG-TERM INCENTIVE PLAN

     The success of CIGNA depends, in large measure, on its ability to recruit and retain employees with outstanding ability and experience. The Board of Directors also believes there is a need to align Shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of CIGNA's financial goals.

     In order to accomplish these objectives the Board of Directors has adopted, subject to approval by the Shareholders, the CIGNA Long-Term Incentive Plan (the "Incentive Plan").

     The Incentive Plan is intended to supplement and eventually replace the CIGNA Corporation Stock Plan (the "Stock Plan"), as shares of Common Stock available for issuance under the Stock Plan will be largely exhausted by 1996. For administrative convenience, the Incentive Plan will also supplement and eventually replace the CIGNA Corporation Strategic Performance Plan.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for adoption of the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

  Summary Description of the Incentive Plan

     The following summary of the terms of the Incentive Plan is qualified in its entirety by reference to the text of the plan, which is attached as Appendix A to this Proxy Statement. If adopted by the Shareholders, the plan will be effective as of January 1, 1995.

     Administration. The Incentive Plan will be administered by the People Resources Committee of the Board of Directors (the "Committee").

     Eligibility. Salaried officers and other key employees of the Corporation and its subsidiaries are eligible to participate in the Incentive Plan. Non-employee Directors of the Corporation are not eligible.

     More than 2,000 employees of the Corporation and its subsidiaries are presently eligible to participate; however, because the plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

     Stock Available for Issuance Through the Plan. The Incentive Plan provides for a number of forms of stock-based compensation, as further described below. Up to 5,000,000 shares of the Corporation's Common Stock, par value $1.00 per share, are authorized for issuance through the plan. On March 10, 1995, the closing price for a share of the Corporation's Common Stock, as reported on the New York Stock Exchange composite tape, was $74.50. The Corporation's Common Stock includes attached preferred stock purchase rights (see page 2). No more than ten percent of the Common Stock available for issuance under the Incentive Plan may be the subject of grants of options or stock appreciation rights to any one individual in any one calendar year. Provisions in the plan permit the reuse or reissuance by the plan of shares of Common

Stock underlying canceled, expired or forfeited awards of stock-based compensation, as well as shares tendered in payment of a stock option exercise price or withheld by the Corporation to pay taxes on an award, subject to restrictions imposed under the Securities and Exchange Commission's ("SEC") short-swing trading rules.

     Stock-based compensation will typically be issued in consideration for the performance of services to the Corporation, and no additional payment need be made at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of Common Stock.

     Description of Awards Under the Plan. The Committee may award to eligible employees stock options, stock appreciation rights, dividend equivalent rights, restricted stock, and shares of Common Stock in lieu of cash awards due under certain other CIGNA plans. As separately described under "Strategic Performance Units," the Committee may also grant units with a value tied to specific performance goals and, after a specified period, pay the value of those units with Common Stock, cash, stock options, or a combination of the three.

     The Incentive Plan also provides that, subject to certain limitations, the Chief Executive Officer of the Corporation (the "CEO") may also make awards to eligible employees. Limitations include the following: (i) the CEO may not grant any award for the benefit of any Director, or for the benefit of senior officers of the Corporation subject to the SEC's short-swing trading rules; (ii) the CEO must be a director of the Corporation at the time the grant is made; and (iii) no more than 10% of the shares of Common Stock available for issuance under the Incentive Plan may be the subject of awards granted by the CEO.

     The forms of awards are described in greater detail below. The CEO will have substantially the same authority to grant awards as the Committee.

     Stock Options. The Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or Nonqualified Stock Options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the Incentive Plan must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. Subject to the specific terms of the plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

     An unexercised ISO will expire not later than termination of employment, unless termination was by reason of: death or disability, in which event the optionholder or his or her personal representative may exercise the option during a period of 12 months after the termination of employment; or retirement, in which event the optionholder or his or her personal representative may exercise the option during a period of three months after the termination of employment.

     An unexercised NQSO will expire not later than termination of employment, unless the termination was by reason of death, disability or normal retirement, in which event the optionholder or his or her personal representative may exercise the option until the regular expiration date of the option.

     If termination of employment is due to an early retirement, however, the Committee or its designee may extend the exercise period up to three months following termination for an ISO, and up to the regular expiration date for an NQSO. If termination of employment is within two years following a change of control of the Corporation, the ISO or NQSO will not expire until the earlier of three months following termination of employment or the regular expiration date of the option.

     The Committee may provide that the exercise price of an option may be paid in Common Stock, and may further provide that, to the extent the exercise price is paid in Common Stock granted or purchased at least six months earlier, new options will automatically be granted at an exercise price equal to the then-prevailing fair market value. In such case, the term of the new options shall not extend beyond the expiration date of the options which were exercised.

     The exercise price of outstanding options may not be decreased without Shareholder approval.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") in connection with the issuance of stock options. Each right will relate to a specific option granted under the Incentive Plan and may be granted simultaneously with or subsequent to the grant of the option. An SAR will entitle the recipient to elect to receive, as an alternative to exercising the related option and without payment of cash to the Corporation, shares of Common Stock having an aggregate fair market value equal to the "spread" on the related option. The "spread" is the difference between the aggregate fair market value, on the date the right is exercised, of the shares of Common Stock subject to the related option and the aggregate exercise price of that option. In lieu of Common Stock, the Committee has the right to pay the value of an SAR in cash or partly in cash and partly in shares of Common Stock.

     An SAR may be exercised only during the period in which the related option may be exercised. The exercise of an SAR will result in cancellation of the related option.

     Dividend Equivalent Rights. The Committee may grant dividend equivalent rights under the Incentive Plan. Each right may, but need not, relate to a specific option granted under the plan and may be granted simultaneously with or subsequent to the grant of the option. A right will entitle the recipient to receive a cash payment from the Corporation equal to the dividend declared and paid on one share of Common Stock for a period to be determined by the Committee at the time of grant. The payment may, if the Committee so provides, be made in shares of Common Stock in lieu of cash. If the right relates to an option, the payment period shall not extend beyond the date of exercise of the option.

     With respect to dividend equivalent rights which do not relate to a specific option, there are no limits on the number of such rights which may be granted under the plan or on the total amount of cash payments which may be made with respect to such rights. The cash payment may be made as Common Stock dividends are paid or delayed until the occurrence of a date or event specified by the Committee.

     Restricted Stock. The Committee will also be authorized to award shares of restricted Common Stock under the Incentive Plan upon such terms and conditions as it shall establish. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction. The Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

     If employment is terminated by reason of death or disability (or within two years following a change in control) prior to the lapse of restrictions, the participant or his or her personal representative will be entitled to receive the total shares granted free of any restrictions. If employment is terminated by reason of retirement prior to the lapse of restrictions, the Committee or its designee may provide, before such retirement, that the restrictions shall lapse upon a participant's retirement. Unless otherwise expressly provided by the Committee, termination for any other reason during the restricted period will result in the forfeiture of the restricted shares.

     Stock in Lieu of Certain Cash Awards. The Committee will be authorized to pay shares of Common Stock (in lieu of cash) to satisfy all or a portion of an award under certain qualifying incentive plans or supplemental benefit plans of the Corporation or its subsidiaries. The fair market value of shares so issued will equal the cash payment which would otherwise have been made. Such shares may be restricted or unrestricted.

     Strategic Performance Units. The Committee may grant long-term performance awards to eligible employees in the form of strategic performance units ("Units"). The number of Units awarded to an employee in any year is determined by the Committee in its sole discretion; however, the maximum number of Units that can be awarded to any individual during a calendar year is 20,000.

     The value of each Unit shall be determined solely upon the achievement of certain preestablished objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period (typically three years) is set by the Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Committee.

     The Committee shall establish, in writing, the objective performance goals applicable to the valuation of Units granted in each Performance Period, the performance measures which shall be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the Units.

     The value of Units may be based on absolute measures or on a comparison of CIGNA Corporation's financial measures during a Performance Period to the financial measures of a group of competitors. Financial measures selected by the Committee shall be one or more of the following: return on equity; adjusted return on equity; earnings; revenue growth; expense ratios or other expense management measures and total shareholder return. The maximum value of a Unit is $200. The actual earned value is based on points using a formula which permits negative adjustments. Points are accumulated for each of the years in the Performance Period.

     Following the end of a Performance Period, the Committee shall determine the value of the Units granted for the period based on the attainment of the preestablished objective performance goals. The Committee shall also have discretion to reduce (but not to increase) the earned Unit value by up to $25 per Unit. The amount paid to a participant for a Performance Period is calculated by multiplying the number of Units awarded for the period by the Unit value determined at the end of the period. The Committee also has the right to eliminate or decrease an award otherwise payable to an employee.

     The Committee will certify, in writing, that the Unit value is based on the degree of attainment of the preestablished objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, shall be made in the form of cash, shares of Common Stock (including restricted shares), options or any combination of the three.

     Upon termination of the employment of an Incentive Plan participant due to retirement, death, or disability, the disposition of any outstanding Units awarded to the participant will be at the discretion of the Committee or its designee, subject to the terms of the plan. If an employee is terminated (other than on account of a conviction of a felony involving fraud or dishonesty directed against CIGNA) within two years following a change in control of the Corporation, Units held by the employee will be paid in cash within 30 days of termination, and will be valued at the highest of: (i) the "target value" established for those Units at the time they were issued; (ii) the highest value for a Unit paid in the preceding 12-month period; or (iii) the average of the highest values for the last two Unit awards paid. Upon termination of employment of a participant for any other reason, all outstanding Unit awards will be canceled.

     Adjustments and Amendments. The Incentive Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split or certain other events. In case of a pending change of control of the Corporation, the Committee (subject to approval by a majority of Board members not participating in the Incentive Plan) may modify outstanding restricted stock, options, stock appreciation rights and certain stock payments so as to accelerate vesting, the lapse of restrictions, or payment.

     The Incentive Plan may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding stock-based awards or outstanding Units without the affected holder's consent. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law.

     Nontransferability. No derivative security (including, without limitation, options and stock appreciation rights) granted pursuant to, and no right to payment under, the Incentive Plan shall be assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right shall be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to incentive stock options.

     Duration of the Plan. The Incentive Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for Units granted thereunder have been completed.

  Federal Income Tax Consequences

     Options. With respect to options which qualify as ISOs, an Incentive Plan participant will not recognize income for Federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent that the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

     With respect to options which do not qualify as ISOs, the participant will recognize no income upon grant of the option and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

     In general, the Corporation will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)". To the extent a participant realizes capital gains, as described above, the Corporation will not be entitled to any deduction for Federal income tax purposes.

     Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation paid by the Corporation in excess of $1 million for any taxable year to "Covered Employees" generally is deductible by the Corporation or its affiliates for Federal income tax purposes if it is based on the performance of the Corporation, is paid pursuant to a plan approved by Shareholders of the Corporation and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of the Corporation as of the last day of the taxable year.

     It is presently anticipated that the Committee will at all times consist of "outside directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring Incentive Plan awards.

  New Plan Benefits

     The benefits that will be received under the Incentive Plan by particular individuals or groups are not determinable at this time. The benefits that were received for the 1994 fiscal year by the Named Executive Officers pursuant to the CIGNA Corporation Stock Plan and the CIGNA Corporation Strategic Performance Plan (which the Incentive Plan is intended to replace) are summarized in tables on pages 16-18. It is expected that grants of five-year restricted stock will not be made to Executive Officers under the Incentive Plan during 1995 or in the foreseeable future.

     For fiscal year 1994, the Executive Officer group (12 persons) received 25,045 units under the Strategic Performance Plan with a target value of $1,878,375, as well as options for 595,020 shares of Common Stock under the CIGNA Corporation Stock Plan. The non-executive officer employee group received 27,940 performance units with a target value of $2,095,500, options for 500,180 shares of Common Stock, and 213,475 shares of five-year restricted stock with a value of $14,382,878 on the date of grant.

                             ITEM 4.  OTHER MATTERS

     The Board of Directors knows of no matters to be brought before the Annual Meeting other than the election of Directors, ratification of the appointment of independent accountants for 1995, and approval of the CIGNA Long-Term Incentive Plan. If other matters are properly presented to Shareholders for a vote at the meeting, it is intended that the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.

                                 VOTE REQUIRED

     The Corporation's By-laws provide that the holders of two-fifths of the issued and outstanding stock of the Corporation entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum and that the vote of such Shareholders who hold a majority of the voting power at the Annual Meeting will decide any question brought before the Annual Meeting, unless otherwise provided by statute or the Corporation's Restated Certificate of Incorporation or By-laws. "Broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority thereto) will be counted for the purpose of attaining a quorum.

     The Nominees for election as Directors at the Annual Meeting who receive the greatest number of votes cast will be elected as Directors. The appointment of independent accountants will be ratified, and the CIGNA Long-Term Incentive Plan will be approved, by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

     Where the quorum requirements set forth above are met, "broker non-votes" will have no effect on the outcome of the election of Directors, the ratification of the appointment of independent accountants or the approval of the CIGNA Long-Term Incentive Plan; abstentions will have no effect on the outcome of such election but will have the same effect as a negative vote with respect to the ratification of the appointment of independent accountants and the approval of the CIGNA Long-Term Incentive Plan.

                             EXECUTIVE COMPENSATION

     The following information is furnished for the Corporation's Chief Executive Officer ("CEO") and each of the four most highly compensated Executive Officers other than the CEO at the end of 1994 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                        ----------------------------------------
                                           ANNUAL COMPENSATION (1)                AWARDS                PAYOUTS
                                       ----------------------------     --------------------------     ---------
                                                                                           (g)
                 (a)                                                        (f)         SECURITIES                      (i)
                NAME                                                    RESTRICTED      UNDERLYING        (h)        ALL OTHER
                 AND                              (c)         (d)          STOCK         OPTIONS/        LTIP         COMPEN-
              PRINCIPAL                (b)      SALARY       BONUS       AWARD(S)          SARS         PAYOUTS       SATION
              POSITION                 YEAR       ($)         ($)          ($) (2)         (#)            ($)          ($) (3)
- - -------------------------------------  ----     -------     -------     -----------     ----------     ---------     ---------
Wilson H. Taylor.....................  1994     822,900     900,000        222,337        120,000              0       50,700
  Chairman and                         1993     790,000           0      1,271,581         18,000              0       45,900
  Chief Executive Officer              1992     774,400     265,000        166,406         25,000      1,130,300       55,300
James G. Stewart.....................  1994     471,900     525,000        117,906         70,000              0       21,800
  Executive Vice President             1993     450,000           0        570,625          6,950              0       27,000
  and Chief Financial Officer          1992     440,900     130,000         83,336         12,520        498,400       31,500
Gerald A. Isom(4)....................  1994     493,300     500,000         84,219         65,000              0       26,000
  President, CIGNA                     1993     387,300     175,000        654,372         20,000              0       50,000
  Property & Casualty
Lawrence P. English..................  1994     461,500     525,000         84,219         70,000              0       31,800
  President, CIGNA                     1993     413,500     300,000        570,625          6,950              0       28,500
  HealthCare                           1992     350,900     220,000         83,336         12,520        498,400       24,400
Arthur C. Reeds......................  1994     325,000     375,000         48,847         42,900              0       13,800
  President, CIGNA                     1993     313,500     135,000        339,837          4,175              0       13,800
  Investment Management                1992     258,100     145,000         50,055          7,520        296,370       10,600

- - ---------------
(1) Pursuant to SEC rules, column (e) has been omitted because there was no "Other Annual Compensation" to report.

(2) Reported for 1993 are the following numbers of shares of restricted stock which were granted in 1994 pursuant to the Performance Plan for the 1991-93 period, and which vested on March 14, 1995: Mr. Taylor, 17,595 shares; each of Messrs. Stewart, Isom and L.P. English, 7,759 shares; and Mr. Reeds, 4,614 shares. All other restricted stock awards shown vest five years after the grant date. The Named Executive Officers held the following aggregate shares of restricted stock, with the following values, at December 31, 1994: Mr. Taylor 39,650 shares valued at $2,522,731; Mr. Stewart, 18,914 shares valued at $1,203,403; Mr. Isom, 11,789 shares valued at $750,075;
    Mr. L.P. English, 14,814 shares valued at $942,541; and Mr. Reeds, 9,339 shares valued at $594,194. Dividends are paid on shares of restricted stock.

(3) Includes the value of benefits under CIGNA's Financial Services Program (covering financial planning, tax preparation and legal services related to financial and estate planning) and CIGNA's contributions under its savings plans, which, for 1994, were as follows: Mr. Taylor, $26,000 and $24,700; Mr. Stewart, $7,600 and $14,200; Mr. Isom, $6,000 and $20,000; Mr. L.P.
    English, $9,000 and $22,800; and Mr. Reeds, $-0- and $13,800, respectively. The amount shown for Mr. Isom for 1993 was in connection with commencement of his employment with CIGNA.

(4) Mr. Isom's employment with CIGNA began on March 11, 1993. He will be paid a salary at no less than the 1993 rate shown in the table, annualized, until March 1996.

                              OPTION GRANTS TABLE

     The following table provides additional information about the stock options shown in column (g) of the Summary Compensation Table on page 16, which were granted in 1994 to the Named Executive Officers.

                       OPTION GRANTS IN FISCAL YEAR 1994(1)

                                                                                                              GRANT DATE
                                           INDIVIDUAL GRANTS                                                    VALUE
- - --------------------------------------------------------------------------------------------------------     ------------
                                                                        (c)
                                                        (b)             % OF
                                                     NUMBER OF         TOTAL          (d)                        (f)
                                                     SECURITIES       OPTIONS       EXERCISE       (e)          GRANT
                                                     UNDERLYING      GRANTED TO     OR BASE      EXPIRA-         DATE
                       (a)                            OPTIONS        EMPLOYEES       PRICE        TION         PRESENT
                       NAME                         GRANTED(#) (2)    IN 1994        ($/SH)       DATE        VALUE($) (3)
- - --------------------------------------------------  ------------     ----------     --------     -------     ------------
Wilson H. Taylor..................................      20,000          1.83%       67.3750      2/23/04         260,400
                                                       100,000          9.13%       72.3125      7/27/04       1,494,000
James G. Stewart..................................      10,000          0.91%       67.3750      2/23/04         130,200
                                                        60,000          5.48%       72.3125      7/27/04         896,400
Gerald A. Isom....................................       5,000          0.46%       67.3750      2/23/04          65,100
                                                        60,000          5.48%       72.3125      7/27/04         896,400
Lawrence P. English...............................      10,000          0.91%       67.3750      2/23/04         130,200
                                                        60,000          5.48%       72.3125      7/27/04         896,400
Arthur C. Reeds...................................       2,900          0.26%       67.3750      2/23/04          37,758
                                                        40,000          3.65%       72.3125      7/27/04         597,600

- - ---------------

(1) Stock appreciation rights ("SARs") were not granted in 1994.

(2) Half of the option amounts which expire on February 23, 2004 became exercisable on February 23, 1995, and the remainder become exercisable on February 23, 1996. Half of the option amounts which expire on July 27, 2004 become exercisable on July 27, 1995, and the remainder on July 27, 1996.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The following assumptions were used in calculating the grant date present value: price volatility for CIGNA stock of .2879 for February 23 grants and .2924 for July 27 grants, an annualized risk-free interest rate of 6.50% for February 23 grants and 7.30% for July 27 grants, a dividend yield of 5.715% for February 23 grants and 5.789% for July 27 grants, and exercise at the end of the ten-year term. The calculation also reflects a 3% discount per year for risk of forfeiture over the two-year vesting schedule. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The Corporation believes that no model accurately predicts the future price of CIGNA's stock or places an accurate present value on stock options.

                            OPTION/SAR EXERCISES AND
                          FISCAL YEAR-END VALUE TABLE

     The following table provides information about unexercised stock options and SARs held by the Named Executive Officers at the end of 1994. No options or SARs were exercised by the Named Executive Officers during 1994.

            AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR 1994 AND
                     1994 FISCAL YEAR-END OPTION/SAR VALUES

                                                                             (d)
                                                                                                             (e)
                                      (b)                            NUMBER OF SECURITIES
                                   NUMBER OF                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                   SECURITIES                        OPTIONS/SARS AT 1994         THE-MONEY OPTIONS/SARS AT
                                   UNDERLYING         (c)                YEAR-END(#)                   1994 YEAR-END($)
              (a)                 OPTIONS/SARS       VALUE       ----------------------------    ----------------------------
             NAME                 EXERCISED(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - -------------------------------   ------------    -----------    -----------    -------------    -----------    -------------
Wilson H. Taylor...............         0              0            37,500         129,000        $ 285,906        $36,000
James G. Stewart...............         0              0            18,695          73,475          140,296         13,900
Gerald A. Isom.................         0              0            10,000          75,000           40,000         40,000
Lawrence P. English............         0              0            17,395          73,475          136,753         13,900
Arthur C. Reeds................         0              0            11,307          44,988           92,856          8,352

                 LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

     The following table provides information about long-term incentive awards granted in 1994 to the Named Executive Officers.

              LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1994

                                                                                           ESTIMATED FUTURE PAYOUTS
                                                                                       UNDER NON-STOCK PRICE BASED PLANS
                                                                                      -----------------------------------
                                                          (b)            (c)             (d)          (e)          (f)
                         (a)                           NUMBER OF     PERIOD UNTIL     THRESHOLD     TARGET       MAXIMUM
                        NAME                             UNITS        MATURATION        ($) (1)       ($)          ($)
- - -----------------------------------------------------  ---------     ------------     ---------     -------     ---------
Wilson H. Taylor.....................................    6,465       3 years              *         484,875     1,293,000
James G. Stewart.....................................    2,865       3 years              *         214,875       573,000
Gerald A. Isom.......................................    2,865       3 years              *         214,875       573,000
Lawrence P. English..................................    2,865       3 years              *         214,875       573,000
Arthur C. Reeds......................................    1,735       3 years              *         130,125       347,000

- - ---------------
(1) See discussion below.

     CIGNA's Strategic Performance Plan (the "Performance Plan") provides long-term incentives to Executive Officers and other key employees. The Performance Plan is designed to reward them for achievement by CIGNA of long-term financial and strategic performance objectives in comparison to a group of competitors that have a similar product mix. Financial performance is evaluated over a three-year period based on return on equity.

     The earned value of each unit for the three-year period depends on CIGNA's relative financial performance and any adjustments that the People Resources Committee may make based on its assessment of the factors that affected strategic and financial performance for the period. The Committee values the units by comparing CIGNA's annual return on equity to the average annual return on equity of peer companies, using a formula which permits positive or negative adjustments to the annual accrued value. In addition, at the end of the three-year performance period, the Committee may adjust the earned value of each unit by up to $25 (1/3 of its target value) for any three-year performance period, based on an assessment of the factors that affected strategic and financial performance during the period. The earned value will range from zero to $200 per unit, with a target value of $75 per unit. The earned value is based on points that are accumulated for each of the three performance years, with zero points earned if CIGNA's return for each year is five percentage points below the competitors and a maximum number of points earned if five percentage points above the competitors.

     The Named Executive Officers were awarded units in 1994 with a three-year period until maturation. The earned value, if any, of these units will be based on relative competitive performance during 1994 through 1996.

     The value of LTIP units for the 1992 to 1994 performance period has not yet been determined, and therefore is not included in the Summary Compensation Table for 1994.

     If an employee is terminated within two years following a change of control of CIGNA (other than on account of conviction of a felony involving fraud or dishonesty directed against CIGNA), or if an employee resigns during that period as a result of certain adverse changes in employment conditions stemming from the change of control, payouts for the employee's outstanding units must be made within 30 days at a value equal to the greater of (i) the target value established for those units at the time they were issued; (ii) the value for a unit paid in the preceding twelve month period; or (iii) the average of the unit values for the last two payments made under the Performance Plan.

                               PENSION PLAN TABLE

                                                      YEARS OF SERVICE
                     ----------------------------------------------------------------------------------
REMUNERATION            15               20                25                 30                 35
- - ------------         --------         --------         ----------         ----------         ----------
 $  200,000          $ 60,000         $ 80,000         $  100,000         $  120,000         $  140,000
    400,000           120,000          160,000            200,000            240,000            280,000
    600,000           180,000          240,000            300,000            360,000            420,000
    800,000           240,000          320,000            400,000            480,000            560,000
  1,000,000           300,000          400,000            500,000            600,000            700,000
  1,200,000           360,000          480,000            600,000            720,000            840,000
  1,400,000           420,000          560,000            700,000            840,000            980,000
  1,800,000           540,000          720,000            900,000          1,080,000          1,260,000
  2,200,000           660,000          880,000          1,100,000          1,320,000          1,540,000

     The table shows annual retirement benefits (before application of the Social Security offset of 50% of annual primary Social Security benefit) under a straight life annuity, computed assuming retirement at age 65 after specified years of service and earnings. Mr. Isom's benefits would approximate 84% of the amounts shown in the table.

     Annual retirement benefits for the Named Executive Officers are based upon the Executive's earnings (generally, average annual earnings over the final 36 months of service), an annual accrual rate of 2%, length of credited service (generally up to a maximum of 30 years) and age at retirement. For Mr. Isom and other employees hired on or after January 1, 1989, the calculation is based on average annual earnings over the final 60 months of service, an annual accrual rate of 1.67% and maximum credited service up to 35 years.

     Covered earnings include salary and bonuses, as set forth in columns (c) and (d) of the Summary Compensation Table on page 16, but not long-term incentive plan payouts or any other incentive awards.

     Subject to their continued employment through January 25, 2000, and compliance with contractual obligations (including non-competition and confidentiality), Messrs. Taylor, Stewart and L.P. English may accrue up to five additional years of credited service. Additional credited service accrued prior to completion of the employment period will vest in the event of death, disability or certain voluntary terminations within two years following a change of control of the Corporation, or otherwise upon termination if the People Resources Committee approves such vesting. Upon any termination initiated by CIGNA, the entire five years of additional service will be credited, unless such termination arises from a conviction of a felony involving fraud or dishonesty directed against CIGNA. If any of the above officers dies while still in the Corporation's employ after accruing 30 years of credited service and reaching age 55, his spouse's benefit will be the same as the benefit that would have been payable to the spouse had the executive died immediately after retirement.

     As of January 1, 1995, credited years of service were as follows: Mr. Taylor, 30 years; Mr. Stewart, 29 years; Mr. Isom, 2 years; Mr. L.P. English, 30 years; and Mr. Reeds, 27 years. Because of Mr. Isom's proximity to retirement age when he was hired, CIGNA will supplement his pension benefits. For each year of service at CIGNA, Mr. Isom receives additional credit toward the supplement; CIGNA estimates that, if he retires from CIGNA at age 65, the annual supplement will approximate $100,000.

     If a change of control of CIGNA occurs, the pension plan cannot be terminated, or benefit accruals reduced, for a three-year period. If the pension plan is terminated in the fourth or fifth year following a change of control, additional benefits will be provided to participants, including an immediate 10% increase to persons receiving benefits and an annual 3% increase in benefits beginning at age 65. In addition, employees terminated, other than for cause, within three years following a change of control will receive up to three years of additional service credit and a floor amount of final average earnings based on their level of earnings when a change of control occurred.

                           TERMINATION OF EMPLOYMENT

     CIGNA employees are entitled to severance benefits under certain circumstances (which exclude termination for cause and, except as noted below, resignation). Severance benefits include continuation of salary at termination for a period (determined by completed years of service) of two to 52 weeks or, in the case of termination within two years after a change of control of CIGNA, 13 to 104 weeks. A lump sum payment may be elected in lieu of periodic payments. Employees terminated on account of job elimination or within two years after a change of control of CIGNA also receive a supplemental payment equal to the average of their last two incentive bonuses (prorated to reflect actual months worked in the year of termination) if they are terminated between May 1 and December 31, as well as a payment equal to the value of restricted CIGNA stock forfeited upon termination.

     Senior level employees, including the Named Executive Officers, terminated other than for cause within two years after a change of control will receive payments equal to 104 weeks of salary at termination (regardless of years of service). Payments are subject to adjustment for certain tax contingencies. A senior level employee will also receive a supplemental payment equal to the higher of the bonus actually received for the preceding calendar year or the amount of the annual incentive bonus guideline applicable to the employee under the Corporation's incentive bonus plan (if the employee is terminated between May 1 and December 31), as well as the payment for restricted stock described above.

     For a senior level employee, termination within two years after a change of control includes a resignation following a reduction in authority, duties, responsibilities or title, or following relocation to an office more than 35 miles from the location of the employee's office on the date of change of control. A termination of employment following a change of control is "for cause" under CIGNA's severance arrangements for senior level employees if termination results from conviction of a felony involving fraud or dishonesty directed against CIGNA.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 24 shall not be incorporated by reference into any such filings.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The People Resources Committee (the "Committee") of the Board of Directors reviews and approves, subject to Board ratification, executive compensation plans and targets and payouts thereunder, as well as any compensation plans which involve the issuance of securities of the Corporation. It sets the compensation of the CEO, subject to Board ratification, and approves compensation of other senior executives, including those named in the Summary Compensation Table, and makes stock-related awards. The Committee is composed entirely of outside directors.

                                    SUMMARY

     The primary objective of CIGNA's executive compensation program is to pay for performance that increases shareholder value. The program has three key elements: (1) base salary; (2) annual bonus; and (3) long-term incentives. Long-term incentives for the Named Executive Officers are in the form of restricted stock and options, including restricted stock awarded pursuant to a performance plan. Annual bonus and long-term incentives are variable compensation elements that are at risk because they are tied to corporate business results. The annual bonus recognizes short-term business results and individual performance, while long-term incentives recognize sustained corporate-wide results.

                              PROGRAM DESCRIPTION

     The program provides pay opportunity targets for total pay (as well as for base salary and for short and long-term incentive elements) that correspond to the median pay levels of comparable positions in similarly sized companies. A significant number of companies are used in this comparison, including all of the companies in the S&P Multi-line Insurance Index. The Committee reviews data on these companies' compensation programs in determining the appropriate levels of compensation for each of the most senior executives.

     Once total pay opportunity targets are set, the Committee determines the appropriate pay elements to use in motivating the executives to achieve the Corporation's performance and strategic objectives. The program is continually monitored relative to CIGNA's own strategic goals as well as industry practices and trends, and it is modified when considered appropriate to better support shareholder interests. For example, as a result of an independent Board-sponsored study in 1993, the executive compensation program was modified, effective in 1994, primarily by increasing stock-based compensation and reducing long-term cash compensation for all executives.

     Section 162(m) of the Internal Revenue Code limits CIGNA's tax deduction to $1 million for compensation paid to the Named Executive Officers unless certain requirements are met. The CIGNA Long-Term Incentive Plan (LTIP) proposal, which is being presented to shareholders, replaces the Strategic Performance Plan and the CIGNA Stock Plan and is designed to meet these requirements. If the shareholders approve the new Plan, all long-term incentives awarded are expected to be tax-deductible. After careful consideration, the Committee has decided to postpone consideration of the tax-related requirements on the annual bonus plan until such time as the proposed regulations under Section 162(m) are finalized. The Committee believes that its current ability to exercise its judgment in setting annual bonuses best serves the interests of the Corporation and the shareholders at this time. All compensation paid to the Named Executive Officers in 1994 was in compliance with Section 162(m) and will be fully deductible. Compensation for 1995 is also expected to be fully deductible.

  Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Committee grants salary increases, if appropriate, after a review of individual performance and an assessment of the relative competitiveness of the current salary.

  Annual Bonus

     Annual bonus awards recognize an executive's contribution to each year's annual business results as measured against competitors and against CIGNA's operational plans. Corporate-wide, business unit and individual performance are assessed in relation to the following major factors, listed in order of importance: earnings; revenue growth and customer service; and cost management.

     Performance, as measured by these factors, which meets operational plans and equals the results of the competition, provides for bonus payments that are equal to the target. Better or worse performance results in payments that are higher or lower than target. An individual's bonus, reflecting personal contribution to business results, can range from 0 to 200% of the bonus target for the individual's job.

  Long-Term Incentives

     In 1994, the Strategic Performance Plan (the "Performance Plan") provided incentive opportunity based on CIGNA's long-term financial and strategic performance relative to a group of eight peer companies. The companies in the Performance Plan peer group reflect a composite product mix that represents our key businesses and rewards executives in all of CIGNA's operating and corporate staff divisions for overall consolidated corporate performance. The proxy performance graph compares CIGNA's total return performance to a broad industry group (a composite of the Standard and Poor's Multi-Line Insurance, Property and Casualty Insurance and Life Insurance indexes). Most of the companies included in the Performance Plan peer group are also represented in the Standard and Poor's indexes.

     Grants of units under the Strategic Performance Plan are made annually and the target value of the grants varies by position responsibility levels. The Committee values the units by comparing CIGNA's annual return on equity to the average annual return on equity of the peer companies, using a formula which has included positive or negative adjustments to the annual accrued value. At the end of the three-year performance period, the Committee may further adjust the earned value of each unit by up to $25 (1/3 of its target value) for any three-year performance period, based on an assessment of the factors that affected strategic and financial performance during the period. (If shareholders approve the LTIP, the Committee's discretion will be limited to downward adjustments only.) The earned value will range from zero to $200 per unit, with a target value of $75 per unit.

     Other long-term compensation components have been granted annually in the form of stock options and restricted stock with five year vesting. Beginning in 1995, five-year restricted stock will not be granted. As noted above, total long-term incentive pay opportunity targets correspond to the median levels of such compensation for comparable positions in similarly-sized companies. The portion of such targets granted to the Named Executive Officers in 1994 as stock options and five-year restricted stock was determined by the Committee to focus management on long-term results, to retain key executives and, in the case of options, to begin to bring the executive's option holdings in line with those of executives in similar positions at competitor companies and enhance the link with shareholder interests. Stock options provide the right to purchase, at fair market value on grant date, a fixed number of shares of CIGNA Common Stock during a ten-year period. Half the option shares granted are exercisable after one year from grant, all are exercisable two years from grant. These awards further align the interests of management with shareholders.

PERFORMANCE EVALUATION

     For the Chief Executive Officer (CEO), approximately 25% of the total compensation opportunity target is base salary and approximately 75% is variable compensation that is at risk and tied to competitive corporate business results. 25% of the CEO's total compensation opportunity is based on annual business performance and 50% is tied to long-term, sustained corporate-wide results. The CEO's current base salary approximates the median salary of CEOs of comparably-sized companies. The CEO's total paid compensation is also consistent with the median compensation for CEOs in comparable companies. Factors reviewed in the Committee's assessment of the Corporation's and the CEO's performance include profitability of each business, profit improvement, growth in revenue from profitable products/services, customer service, expense management, as well as specific measures that may vary by business activity, e.g., combined ratio for property and casualty businesses, profit margin and managed care membership growth in healthcare, and asset growth in the pension business. The Committee reviews all these factors, considering the relative impact of each in determining the corporate-wide earnings results. The Committee decided to grant a bonus above target to the CEO primarily based on significant earnings growth in 1994. Earnings in 1994 were more than double 1993 results and exceeded the 1994 operational plan by a wide margin. CIGNA's 1994 return on equity exceeded competitors' results, based on all available information. The Committee also considered other factors, including cost management improvement year-over-year in most of the company's businesses.

     Value earned under the long-term Performance Plan for the 1992-94 performance period will be determined by the Committee in late April based on competitive performance.

     The CEO's overall compensation package acknowledges strategic restructuring of the company in 1994, the significant improvements in overall 1994 earnings, the improvements made in the Property and Casualty businesses, and the superior earnings performance, both year-over-year and competitively, in the three other major business segments.

     For the CEO, the 1994 awards of stock options and restricted stock with five-year vesting are also shown in the Summary Compensation Table. The restricted stock award was at target level. The above target option award was intended to link more of the CEO's future compensation opportunity to the creation of additional shareholder value.

People Resources Committee:
       Alfred C. DeCrane, Jr., Chairman
       Robert P. Bauman
       Paul F. Oreffice
       Louis W. Sullivan, M.D.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in cumulative total return (change in the year end stock price plus reinvested dividends) to CIGNA's Shareholders for the preceding five fiscal years (measured from December 29, 1989, to December 30, 1994) against (i) the Standard & Poor's (S&P) Composite-500 Stock Index, (ii) an average of the S&P Multi-line, Property & Casualty and Life Insurance indexes, and (iii) the S&P Multi-line Insurance Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS*
              AMONG CIGNA, S&P 500 INDEX, S&P INSURANCE INDEXES**,
                      AND S&P MULTI-LINE INSURANCE INDEX

      Measurement Period                              S&P Insur-      S&P Multi-
    (Fiscal Year Covered)        CIGNA      S&P 500     ance**           line
12/29/89                         100        100         100             100
12/31/90                          74         97          87              82
12/31/91                         117        126         117             110
12/31/92                         118        136         142             125
12/31/93                         133        150         147             140
12/30/94                         141        152         142             148

 * Assumes that the value of the investment in CIGNA Common Stock, the S&P 500, the S&P Insurance Indexes, and the S&P Multi-line was $100 on December 29, 1989 and that all dividends were reinvested.

** Average of S&P Multi-line, P&C, and Life Insurance indexes (equally weighted).



     In future years CIGNA will no longer use the S&P Multi-line Insurance Index as a separate performance measure because the small number of companies (reduced to three, including CIGNA, in 1994) in the index has resulted in the index ceasing to be a meaningful benchmark for assessing corporate performance.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Securities and Exchange Commission regulations related to compliance with
Section 16(a) of the Securities Exchange Act of 1934 require the following disclosure: Due to an administrative oversight on the Corporation's part, a Form 4 was not filed on behalf of Gary A. Swords, Chief Accounting Officer, to report a sale of 259 shares of Common Stock during 1994. The transaction was subsequently reported on Form 5.

                             ADDITIONAL INFORMATION

     The Corporation will bear the cost of soliciting proxies from its Shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Corporation will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the Directors, officers and employees of the Corporation or its subsidiaries. The Corporation has engaged Georgeson & Company, Inc. to assist in soliciting proxies for a fee of approximately $20,000 plus reasonable out-of-pocket expenses.

                              1996 ANNUAL MEETING

     The 1996 Annual Meeting of Shareholders will be held on Wednesday, April 24, 1996, at a location to be designated by the Board. The Board is empowered by the By-laws of the Corporation to change this date if it deems that advisable.

     Proposals of Shareholders must be received by the Corporation no later than November 21, 1995 to be eligible for inclusion under the rules of the Securities and Exchange Commission in the Corporation's proxy materials for the 1996 Annual Meeting of Shareholders and must otherwise comply with such rules.

     Under the Corporation's By-laws, proposals of Shareholders not included in the proxy materials may be presented at the 1996 Annual Meeting of Shareholders only if the Corporate Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days before the 1996 Annual Meeting and the proposal is a proper one for Shareholder action.

     The Corporation's By-laws also require that notice of nominations of persons for election to the Board, other than those made by or at the direction of the Board, must be received by the Corporate Secretary at least sixty days but not more than ninety days before the 1996 Annual Meeting. The notice must present certain information concerning the nominees and the Shareholder making the nominations, as set forth in the By-laws. The Corporate Secretary must also receive such nominee's written consent to serve if elected.

                                          CAROL J. WARD, Corporate Secretary

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

                                   APPENDIX A

                         CIGNA LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1

                              STATEMENT OF PURPOSE

     The CIGNA Long-Term Incentive Plan (the "Plan") is intended to:

     (a) provide incentives for and reward key employees of the Company by providing them with an opportunity to acquire an equity interest in CIGNA Corporation, thereby increasing their personal interest in its continued success and progress;

     (b) aid the Company in attracting and retaining key personnel of exceptional ability;

     (c) supplement and balance the Company's salary and incentive bonus programs in support of CIGNA Corporation's long-term strategic plans;

     (d) motivate and reward the maximization of CIGNA Corporation's long-term financial results; and

     (e) encourage decisions and actions by senior level Company executives that are consistent with the long-range interests of CIGNA Corporation's shareholders.

                                   ARTICLE 2

                                  DEFINITIONS

     For all purposes of this Plan, except as otherwise expressly provided or defined herein or unless the context otherwise requires, the terms defined in this Article shall have the following meanings:

     2.1 "BOARD OF DIRECTORS" or "BOARD" means the board of directors of CIGNA Corporation or any duly authorized committee of that board.

     2.2  "CEO" means the Chief Executive Officer of CIGNA Corporation.

     2.3  "CHANGE OF CONTROL" means:

     (a) a corporation, person or group acting in concert, as described in Exchange Act Section 14(d)(2), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having voting power which is either (1) more than 50% of the voting power of the shares which voted in the election of directors of CIGNA Corporation at the shareholders' meeting immediately preceding such determination, or (2) more than 25% of the voting power of CIGNA Corporation's outstanding common shares; or

     (b) as a result of a merger or consolidation to which CIGNA Corporation is a party, either (1) CIGNA Corporation is not the surviving corporation or (2) Directors of CIGNA Corporation immediately prior to the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; or

     (c) a change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24-month period; or (2) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

     2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the People Resources Committee of the Board of Directors or any successor committee with responsibility for compensation. The number of Committee members and their qualifications shall at all times be sufficient to meet the requirements of SEC Rule 16b-3 and Code Section 162(m) as in effect from time to time.

     2.6 "COMMON STOCK" means the common stock, par value $1 per share, of CIGNA Corporation.

     2.7 "COMPANY" means CIGNA Corporation, a Delaware corporation, and/or its Subsidiaries.

     2.8 "DEFERRED COMPENSATION ACCOUNT" means a separate account established pursuant to a Deferred Compensation Plan.

     2.9 "DEFERRED COMPENSATION PLAN" means a deferred compensation plan or other arrangement of the Company which has been designated by the Committee as a "Deferred Compensation Plan" for purposes of this Plan.

     2.10  "DISABILITY" means permanent and total disability as defined in Code
Section 22(e)(3).

     2.11 "EARLY RETIREMENT" means a Termination of Employment, after appropriate notice to the Company, (i) on or after age 55 and before age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or (ii) upon such terms and conditions approved by the Committee or officers of the Company designated by the Board of Directors or the Committee.

     2.12 "ELIGIBLE EMPLOYEE" means a salaried officer or other key employee of the Company.

     2.13  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.14 "FAIR MARKET VALUE" means the mean between the highest and lowest quoted selling prices as reported on the Composite Tape (or other successor means of publishing stock prices) on the date as of which any determination of such value is or is required to be made, or, if the Composite Tape or such successor publication is not published on such date, on the next preceding date of publication. In the absence of such sales, Fair Market Value shall be determined by the Committee, which shall take into account all relevant facts and circumstances.

     2.15 "INCENTIVE STOCK OPTION" means a stock option granted in accordance with Code Section 422.

     2.16 "PARTICIPANT" means an Eligible Employee to whom any one or more of the awards authorized in this Plan shall have been granted.

     2.17 "PAYMENT" means the compensation due a Participant, or Participant's estate, under the provisions of the Plan on account of a Unit Award.

     2.18 "PAYMENT DATE" means the date that payment of an award pursuant to a Qualifying Incentive Plan, or of a benefit pursuant to a Qualifying Supplemental Benefit Plan, is made or would have been made but for deferral pursuant to
Section 9.3.

     2.19 "PEER GROUP" means a group of companies, selected by the Committee, whose financial performance is compared to that of CIGNA Corporation to value Strategic Performance Units.

     2.20 "PERFORMANCE PERIOD" means the period specified by the Committee with respect to which Unit Awards and Payments may be made.

     2.21 "PERFORMANCE POINTS" means the number of points assigned to a particular year of a Performance Period pursuant to Section 10.3 of the Plan.

     2.22 "PLAN" means the CIGNA Long-Term Incentive Plan, as it may be amended from time to time.

     2.23 "QUALIFYING INCENTIVE PLAN" means any bonus plan or other incentive compensation plan of the Company, including but not limited to the Company's Performance Recognition Award Program, pursuant to which awards payable in cash are or are authorized to be made to employees of the Company.

     2.24 "QUALIFYING SUPPLEMENTAL BENEFIT PLAN" means any plan of the Company pursuant to which benefits which would have been paid under a tax qualified retirement plan but for legal limitations are payable in cash to eligible employees of the Company.

     2.25 "RESTRICTED PERIOD" means the period during which Common Stock awarded under Article 7 is subject to restrictions on sale, transfer, assignment, pledge or other disposition under Section 7.2.

     2.26  "RESTRICTED STOCK" means Common Stock granted to a Participant under
Article 7 while it remains subject to a Restricted Period.

     2.27 "RETIREMENT" means a Termination of Employment, after appropriate notice to the Company, (i) on or after age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or
(ii) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board of Directors or the Committee.

     2.28  "SEC" means the Securities and Exchange Commission.

     2.29 "STRATEGIC PERFORMANCE UNIT" or "UNIT" means the smallest amount of incentive opportunity available for award to a Participant for a specified Performance Period, with a target value of $75.00 per Unit unless a different target value is established by the Committee at the time a Unit Award is made.

     2.30 "SUBSIDIARY" means any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by CIGNA Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by CIGNA Corporation.

     2.31 "TERMINATION FOR CAUSE" means a Termination of Employment initiated by the Company on account of the conviction of an employee of a felony involving fraud or dishonesty directed against the Company.

     2.32 "TERMINATION OF EMPLOYMENT" means the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or the occurrence of a transaction by which the Participant's employing Company ceases to be a Subsidiary.

     2.33 "TERMINATION UPON A CHANGE OF CONTROL" means a termination of employment upon or within two years after a Change of Control (i) initiated by the Company or a successor other than a Termination for Cause or (ii) initiated by an Employee after determining in his reasonable judgment that there has been a reduction in his authority, duties, responsibilities or title, any reduction in his compensation, or any change caused by the Company in his office location of more than 35 miles from its location on the date of the Change of Control.

     2.34 "UNIT AWARD" means the assignment of a specific number of Strategic Performance Units to an Eligible Employee for a Performance Period.

                                   ARTICLE 3

                                 PARTICIPATION

     3.1 PARTICIPATION. The Eligible Employees who have been specifically authorized by the Committee pursuant to Section 4.2, or the CEO pursuant to
Section 4.3, to receive awards under the Plan shall become Participants in the Plan.

     3.2 DIRECTORS. Members of the Board of Directors who are not employed by the Company are not eligible to participate in the Plan.

                                   ARTICLE 4

                          AUTHORIZED INCENTIVE AWARDS

     4.1  AUTHORIZED AWARDS.  The awards authorized are as follows:

     (a) stock options (including Incentive Stock Options),

     (b) stock appreciation rights,

     (c) restricted stock grants,

     (d) dividend equivalent rights,

     (e) Common Stock in lieu of cash payable under a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan, and

     (f) Strategic Performance Units.

     4.2 GENERAL POWERS OF THE COMMITTEE. Subject to the requirements of Delaware law, the Committee is authorized and empowered in its sole discretion to select Participants and to grant to them any one or more of the awards authorized above in such amounts and combinations and upon such terms and conditions as it shall determine. No power or authority delegated by the Committee to a designee hereunder may be exercised to affect the terms and conditions of an award made to anyone subject to the requirements of Exchange Act Section 16(a) or with respect to matters which have been reserved to the Board of Directors under the Delaware General Corporation Law.

     4.3 GENERAL POWERS OF THE CEO. Subject to the requirements of Delaware law, the CEO is authorized and empowered in his sole discretion to select Participants and to grant to them any one or more of the awards authorized in
Section 4.1 above in such amounts and combinations and upon such terms and conditions as he shall determine, subject to the same limitations and provisions that apply to the Committee, and also subject to the following:

     (a) the CEO may not make any grants or awards to or for the benefit of (1) members of the Board of Directors or (2) anyone subject to the requirements of Exchange Act Section 16(a);

     (b) the CEO must be a member of the Board of Directors at the time he makes any grant or award under the Plan and must be properly empowered by the Board of Directors to make such grants and awards; and

     (c) the total number of shares of Common Stock which may be issued pursuant to grants or awards made under the authority of this Section 4.3 is limited to a maximum of ten percent (10%) of the number of shares of Common Stock authorized to be issued under the Plan.

                                   ARTICLE 5

                                 STOCK OPTIONS

     5.1 GENERAL. The Committee shall have the authority to grant Eligible Employees options to purchase Common Stock upon such terms and conditions as it shall establish, including restrictions on the right to exercise options, subject in all events to the limitations and provisions of general application set forth in this Article 5.

     5.2 OPTION PRICE. The option price per share of any option shall not be less than the Fair Market Value on the date of grant. The option price may be paid in cash or, if the Committee so provides, in Common Stock (including Restricted Stock). Common Stock used to pay the option price shall be valued using the Fair Market Value on the date of exercise. To the extent the option price is paid in shares of Restricted Stock, an equal number of the shares of Common Stock purchased upon exercise of the option shall be subject to identical restrictions which shall continue in effect for the remaining part of the Restricted Period applicable to the Restricted Stock used to pay the option price.

     5.3 MAXIMUM TERM. No option shall be for a term of more than 10 years from the date of grant.

     5.4 LEAVE OF ABSENCE. No option may be exercised during a leave of absence except to the extent exercisable immediately prior to commencement of the leave of absence, unless otherwise expressly provided by the Committee.

     5.5  EXPIRATION OF OPTIONS.

     (a) In the event of Termination of Employment (including termination during an approved leave of absence) of a Participant holding an outstanding option for any reason other than death, Disability, Retirement or Upon a Change of Control, the term of the option shall expire on the earlier of the date of Termination of Employment or the expiration date set forth in the option.

     (b) In the event of Termination of Employment due to death or Disability (including death or Disability during an approved leave of absence) of a Participant holding an outstanding Incentive Stock Option, the option shall be fully exercisable immediately and the term of the option shall expire on the earlier of 12 months from the date of Termination of Employment or the expiration date set forth in the option.

     (c) In the event of Termination of Employment due to death, Disability or Retirement (including death, Disability or Retirement during an approved leave of absence) of a Participant holding an outstanding option other than an Incentive Stock Option, the option shall become exercisable in accordance with conditions imposed by the Committee, at time of grant or thereafter, and shall remain fully exercisable until the expiration date set forth in the option.

     (d) In the event of Termination of Employment due to Retirement (including Retirement during an approved leave of absence) of a Participant holding an outstanding Incentive Stock Option or Termination of Employment Upon a Change of Control of a Participant holding an outstanding option, the term of the option shall expire on the earlier of 3 months from the date of Termination of Employment or the expiration date set forth in the option.

     (e) Notwithstanding the provisions of Section 5.5(a), in the event of a Termination of Employment due to Early Retirement (including Early Retirement during an approved leave of absence) of a Participant holding an outstanding option, the Committee or its designee may extend the exercise period of the option up to 3 months from the date of Termination of Employment (but not beyond the expiration date set forth in the option) in the case of an Incentive Stock Option, or up to the expiration date set forth in the option in the case of an option other than an Incentive Stock Option.

     5.6 OPTION REGRANTS. No option may, without the prior approval of the shareholders of CIGNA Corporation, be granted by the Committee if (a) it replaces in any manner an option previously granted by the Committee and (b) the option price of the newly granted option is lower than that of such previously granted and replaced option.

     5.7 AUTOMATIC OPTION GRANTS. The Committee may provide that, to the extent a Participant pays the option price of options granted under the Plan in Common Stock which was held by the Participant for at least six months following the date of grant or purchase, new options will automatically be granted to such Participant, subject to the following terms and conditions:

     (a) the option price per share of any such new option shall not be less than the Fair Market Value on the date of automatic grant;

     (b) the date of automatic grant of such new option shall be the date the former option is exercised; and

     (c) the term of the new option shall not extend beyond the original expiration date of the former option.

     5.8 INCENTIVE STOCK OPTIONS. The following terms and conditions shall apply to any options granted under the Plan which are identified as Incentive Stock Options.

     (a) Incentive Stock Options may be granted only to Eligible Employees who are employed by CIGNA Corporation or a corporation which is either a direct Subsidiary or an indirect Subsidiary through an unbroken chain of corporations.

     (b) No Incentive Stock Option may be granted under this Plan after February 21, 2005.

     (c) No Incentive Stock Option may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Code Section 424(d)) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of CIGNA Corporation or a Subsidiary, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

     (d) To the extent that the aggregate Fair Market Value of stock with respect to which the Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000 (taking into account both Common Stock subject to the Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other Company plans, if any), such options shall be treated as nonqualified stock options. For this purpose the Fair Market Value of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     (e) There shall be imposed upon any grant of Incentive Stock Options such terms and conditions as are required to meet the requirements of Code
         Section 422.

                                   ARTICLE 6

                           STOCK APPRECIATION RIGHTS

     6.1 GENERAL. The Committee shall have the authority to grant stock appreciation rights to Eligible Employees who are granted options under this Plan upon such terms and conditions as it shall establish, subject in all events to the limitations and provisions of general application set forth in this
Article 6.

     6.2 RIGHTS AND OPTIONS. Each right shall relate to a specific option granted under this Plan and shall be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee.

     6.3 NATURE OF RIGHTS. The right shall entitle an optionee to receive a number of shares of Common Stock, without payment to the Company, determined by dividing:

     (a) the total number of shares which the optionee is eligible to purchase as of the exercise date under the related option multiplied by the amount by which the Fair Market Value of a share of Common Stock on the exercise date of the right exceeds the Fair Market Value of a share of Common Stock on the date, as determined by the Committee, that the right or related option was granted to the optionee; by

     (b) the Fair Market Value of a share of Common Stock on the exercise date.

     6.4 CASH PAYMENTS. In lieu of issuing shares on an exercise of a right, the Committee may elect to pay the cash equivalent of the Fair Market Value on the date of exercise of any or all the shares which would otherwise be issuable pursuant to such exercise.

     6.5 RELATED OPTIONS. Shares under an option to which a right is related shall be used not more than once to calculate a number of shares or cash to be received pursuant to an exercise of such right. The number of shares which may be purchased pursuant to an exercise of the related option will be reduced to the extent such shares are used in calculating the number of shares or cash to be received pursuant to an exercise of a related right.

     6.6 TERMINATION OF EMPLOYMENT. In the event of Termination of Employment of a Participant holding an outstanding right, the right shall be exercisable only to the extent and upon the conditions that its related option is exercisable.

                                   ARTICLE 7

                            RESTRICTED STOCK GRANTS

     7.1 GENERAL. The Committee shall have the authority to grant Restricted Stock to Eligible Employees upon such terms and conditions as it shall establish, subject in all events to the limitations, restrictions and provisions of general application set forth in this Article 7. The consideration for a grant of Restricted Stock may be solely in the form of the recipient's services rendered to the Company, or may be such other lawful form of consideration as the Committee shall determine.

     7.2 RESTRICTED PERIOD. Except as expressly provided below, Restricted Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the Restricted Period(s) established by the Committee. Restricted Stock may be used to exercise options pursuant to Section 5.2. The Committee may establish different Restricted Periods and different restriction terms applicable to such number of the shares of Restricted Stock evidenced by a single grant as it deems appropriate.

     7.3 ISSUANCE; VOTING RIGHTS; DIVIDENDS. Restricted Stock granted to a Participant shall be issued by the Company as of the date of the grant. During the Restricted Period, the Participant shall be entitled to vote the shares. The Committee may provide for the current payment of dividends on shares of Restricted Stock to the holders of such shares. Shares issued as a consequence of stock dividends, splits or reclassifications shall be issued subject to the same limitations, restrictions and provisions applicable to the Common Stock with respect to which they are issued.

     7.4  TERMINATION OF EMPLOYMENT.

     (a) In the event of Termination of Employment of a Participant during a Restricted Period, except Termination Upon a Change of Control or termination by reason of death or Disability, ownership of the Restricted Stock at the date of Termination of Employment and all rights therein shall be forfeited to the Company, unless otherwise expressly provided by the Committee. In the event of Termination of Employment by reason of Retirement of a Participant during a Restricted Period, the Committee or its designee in the sole discretion of either may provide, before the Participant's Retirement, that the Restricted Period applicable to any outstanding Restricted Stock at the date of Retirement shall lapse immediately upon the Participant's Retirement.

     (b) In the event of Termination Upon a Change of Control or Termination of Employment by reason of death or Disability of a Participant during a Restricted Period, the Restricted Period applicable to any outstanding Restricted Stock at the date of Termination of Employment shall lapse immediately.

     7.5 LEAVE OF ABSENCE. The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Committee, provided, however, that no Restricted Period shall lapse during an approved leave of absence unless expressly provided by the Committee.

                                   ARTICLE 8

                           DIVIDEND EQUIVALENT RIGHTS

     8.1 GENERAL. The Committee shall have the authority to grant dividend equivalent rights to Eligible Employees upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in Article 8. The consideration for stock issued pursuant to dividend equivalent rights may be solely in the form of the recipient's services rendered to the Company, or may be such other lawful form of consideration as the Committee shall determine.

     8.2 RIGHTS AND OPTIONS. Each right may relate to a specific option granted under this Plan and may be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee, or each right may be granted independent of any option.

     8.3 NATURE OF RIGHTS. The right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the quarterly dividend declared and paid by the Company on one share of Common Stock. If the right relates to a specific option, the period shall not extend beyond the earliest of the date the option is exercised, the date any stock appreciation right related to the option is exercised, or the expiration date set forth in the option.

     8.4 PAYMENTS. The Committee shall determine at time of grant whether payment pursuant to a right shall be immediate or deferred and whether it shall be in the form of cash or Common Stock, or a combination of cash and Common Stock. If immediate, the Company shall make payments pursuant to each right within 90 days after the Company has paid the quarterly dividend to holders of Common Stock. If deferred, the payments shall accumulate (with interest computed in a manner to be determined by the Committee) until a date or event specified by the Committee and then shall be made within 90 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan.

     8.5 TERMINATION OF EMPLOYMENT. In the event of Termination of Employment (including termination during an approved leave of absence) of a Participant for any reason, any dividend equivalent right held by such Participant at Termination of Employment shall be forfeited, unless otherwise expressly provided by the Committee.

                                   ARTICLE 9

                          COMMON STOCK IN LIEU OF CASH

     9.1 GENERAL. The Committee shall have the authority to award an Eligible Employee either Common Stock or Restricted Stock, or both (collectively referred to as a "Stock Payment") in lieu of all or a portion (determined by the Committee) of an award otherwise payable in cash pursuant to a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan (collectively referred to as a "Qualifying Plan"). The number of shares of Common Stock (or Restricted Stock) comprising the Stock Payment shall have an aggregate Fair Market Value, determined as of the Payment Date, equal to the amount of cash in lieu of which the Stock Payment is made. All Stock Payments shall be subject to the following limitations and provisions of general application set forth in this Article 9.

     9.2 TERMINATION OF EMPLOYMENT. Stock Payments shall not be made to any Participant whose employment terminates for any reason before the Payment Date or to the heirs of an Eligible Employee who dies before the Payment Date. In any such event, the entire award, in lieu of a portion of which a Stock Payment was to be made, shall be paid to such Participant or his personal representative, as the case may be, in cash.

     9.3 DEFERRAL OF PAYMENTS. The right to receive all or a portion of Stock Payments in the form of Common Stock shall be deferred if the Participant has elected to defer the award otherwise payable in cash under a Deferred Compensation Plan, subject to the provisions of such Deferred Compensation Plan and paragraph 10.7(d) of this Plan.

                                   ARTICLE 10

                          STRATEGIC PERFORMANCE UNITS

     10.1  AWARD OF UNITS.

     (a) The Committee shall in its sole discretion make Unit Awards to those Eligible Employees selected for participation for a Performance Period.

     (b) In accordance with guidelines approved by the Committee or actions subject to ratification by the Committee prior to any resulting Unit Award payment, the CEO or his designee may make a Unit Award to a person who becomes an Eligible Employee during a Performance Period.

     (c) The number of Units that may be awarded to any Eligible Employee during any calendar year may not exceed 20,000.

     10.2 FINANCIAL MEASURES. At the time Unit Awards are made for a particular Performance Period, the Committee shall establish in writing the objective performance goals and the financial measurements which shall be used to measure the degree to which CIGNA Corporation attains those goals. The objective performance goals shall be in the form of an annual scoring formula or method and a Performance Period payout formula, as described in Sections 10.3 and 10.4 below. The financial measurements shall be one or more of the following: return on equity, adjusted return on equity, earnings, revenue growth, expense ratios or other expense management measures and total shareholder return. The Committee shall determine at the time Unit Awards are made whether the financial measurements require a comparison of CIGNA Corporation's financial results to the financial results of a Peer Group, in which case composition of the Peer Group shall be determined by the Committee.

     10.3 PERFORMANCE POINTS. Using an annual scoring formula or method approved by the Committee at the time Unit Awards are made and the applicable financial results, a number of Performance Points will be assigned to each year of a Performance Period. Based upon the Committee's assessment of factors which affected financial results, the Committee may adjust downward the number of Performance Points for each or any year in the Performance Period, but such adjustment shall not exceed 10 points. The Performance Points for each year of a Performance Period will be added to compute the total number of Performance Points to be used in valuing Units for the entire Performance Period.

     10.4 VALUE OF UNITS. The number of Performance Points computed for the Performance Period will determine, in accordance with a Performance Period payout formula approved by the Committee when Unit Awards are made, the preliminary dollar value of a Strategic Performance Unit for the Performance Period. The preliminary value may be adjusted downward by the Committee based upon the Committee's evaluation of CIGNA Corporation's strategic accomplishments over the Performance Period. The maximum amount of the downward adjustment per Unit shall not exceed $25.00. The Committee shall certify in writing that the Unit value for a Performance Period is based on the degree of CIGNA Corporation's attainment of pre-established performance goals. The final value of each Strategic Performance Unit may not exceed $200.00.

     10.5  UNIT AWARD PAYMENT.

     (a) As soon as practicable after the close of a Performance Period, the Units shall be valued and Unit Award payments shall be made to those Participants who are eligible to receive a Payment.

     (b) A Participant's Unit Award Payment with respect to a Performance Period shall equal the value of one Strategic Performance Unit, as determined in accordance with Section 10.4, multiplied by the number of Units in the Unit Award made to the Participant.

     (c) Notwithstanding the above, the Committee in its sole discretion may reduce the amount of any Payment to any Participant, eliminate entirely the Payment to any Participant, or defer the Payment until a later date or occurrence of a particular event. The Committee's authority under this Section 10.5(c) shall expire immediately upon a Change of Control.

     10.6  ELIGIBILITY FOR PAYMENTS.

     (a) Except for Payments described in paragraphs (b) and (c) of this Section 10.6, and except in the event of a Termination Upon a Change of Control, a Participant shall be eligible to receive a Unit Award Payment for a Performance Period only if the Participant has been employed by the Company continuously from the date of Participant's Unit Award through the date of Payment.

     (b) For the purposes of this Section 10.6, a leave of absence of less than three months' duration with the approval of the Company is not considered to be a break in continuous employment. In the case of a leave of absence of three months or longer:

        (1) the Committee, based on the recommendation of the CEO, shall determine whether or not the leave of absence constitutes a break in continuous employment for purposes of a Unit Award Payment; and

        (2) if a Participant is on a leave of absence on the date that the Unit Award Payment is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Payment, and any determination as to eligibility for a Payment may be deferred for a reasonable period after such return.

     (c) If the employment of a Participant is terminated by reason of Retirement, death or Disability after receipt of a Unit Award but before the related Payment is made, the Committee or its designee shall determine whether a Payment shall be made to or on behalf of such Participant, and whether the Payment, if made, shall be in full or prorated based on factors determined in the sole discretion of the Committee, or its designee. Any such Payment shall be made to the Participant or the Participant's estate.

     (d) In the event of a Termination Upon a Change of Control of a Participant after the Participant receives a Unit Award but before the related Payment is made, a Payment in cash shall be made to the Participant within 30 days following the Termination Upon a Change of Control. The amount of the Payment shall be an amount equal to the total number of Units contained in all Unit Awards held by the Participant as of the date of his Termination Upon a Change of Control multiplied by the greatest of:

        (1) the Unit target value;

        (2) the highest value established by the Committee for Unit Awards, including units awarded under the CIGNA Corporation Strategic Performance Plan, for which any Payments were made to any Participants during the twelve-month period immediately preceding the date of Participant's Termination Upon a Change of Control; or

        (3) the average of the highest values established by the Committee for the last two Unit Awards, including units awarded under the CIGNA Corporation Strategic Performance Plan, paid to any Participants prior to the date of Participant's Termination Upon a Change of Control.

     10.7  FORM OF PAYMENT.

     (a) Except as otherwise provided in Section 10.6(d), Unit Award Payments shall be made in cash, shares of Common Stock, Restricted Stock, options or a combination of these forms of Payment, as determined by the Committee in its sole discretion.

     (b) If the Committee requires a Payment to be made wholly or partially in shares of Common Stock or Restricted Stock as provided in paragraph (a) above, the Payment shall be made in whole shares, the number of which shall have an aggregate Fair Market Value which most closely approximates, but does not exceed, the dollar amount of the Payment if made in cash.

     (c) A Participant's Payment may be deferred in accordance with the provisions of the Deferred Compensation Plan of CIGNA Corporation and Participating Subsidiaries or a similar or successor plan.

     (d) In case of any deferral under Section 9.3 or paragraph 10.7(c) of the Plan, the interest rate which may be credited upon such deferred compensation would be one that would produce a rate of return not considered to be an impermissible increase in compensation within the meaning of Code Section 162(m).

                                   ARTICLE 11

                        SHARES AUTHORIZED UNDER THE PLAN

     11.1 MAXIMUM NUMBER AUTHORIZED. The number of shares of Common Stock authorized to be issued pursuant to stock options, rights, grants, Stock Payments or other awards under this Plan is 5,000,000.

     11.2 MAXIMUM NUMBER PER PARTICIPANT. Notwithstanding anything contained herein to the contrary, the aggregate number of shares of Common Stock subject to options and stock appreciation rights that may be granted during any calendar year to any individual shall be limited to 500,000. For purposes of this limitation, if an option is cancelled, such cancelled option shall continue to be counted during the calendar year of cancellation against the maximum shares for which options and stock appreciation rights may be granted to an individual.

     11.3 UNEXERCISED OPTIONS, GRANT FORFEITURES AND OPTIONS EXERCISED WITH COMMON STOCK. To the extent permitted in maintaining compliance with SEC regulations (including Rule 16b-3 and successor provisions):

     (a) all Common Stock (1) under options granted under this Plan which expire or are canceled or surrendered or (2) which is forfeited pursuant to
         Section 7.4, shall be available for further awards under this Plan upon such expiration, cancellation, surrender and forfeiture; provided, however, that in the case of a stock appreciation right paid in cash pursuant to Section 6.4, there shall immediately cease to be available for further awards under this Plan that number of shares of Common Stock having a Fair Market Value (calculated on the date the right is exercised) equal to such cash payment; and

     (b) any Common Stock which is used by a Participant as full or partial payment to the Company for the purchase of Common Stock acquired upon exercise of a stock option granted under this Plan, and any shares withheld by the Company to satisfy a Participant's tax withholding obligations, shall be available for further awards under this Plan; provided, however, that any such shares shall not be available for subsequent awards to Participants who are subject to the reporting requirements of Exchange Act Section 16(a), if this restriction is necessary to maintain the Plan's status as a qualifying plan under Rule 16b-3.

     11.4 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued pursuant to this Plan.

     11.5 SOURCE OF SHARES. Common Stock may be issued from authorized but unissued shares or out of shares held in CIGNA Corporation's treasury, or both.

                                   ARTICLE 12

                            ANTIDILUTION PROVISIONS

     Except as otherwise expressly provided herein, the following provisions shall apply to all shares of Common Stock authorized for issuance and all Restricted Stock and options granted or awarded under this Plan:

     12.1 STOCK DIVIDENDS, SPLITS, ETC. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under this Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised stock options (but without adjustment to the aggregate option price) and in the number of shares of Restricted Stock outstanding.

     12.2 MERGER, EXCHANGE OR REORGANIZATION. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of CIGNA Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Restricted Stock and Common Stock for which options, rights and Stock Payments may be or may have been awarded under this Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a Change of Control of CIGNA Corporation, the Committee, with the approval of a majority of the members of the Board of Directors who are not then Participants, may modify any and all outstanding Restricted Stock, options, rights, and Stock Payments (except those deferred pursuant to Section 9.3), so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to exercise any such options or stock appreciation right or the lapsing of the Restricted Periods for shares of Restricted Stock or the accelerated payment of any deferred dividend equivalent rights.

                                   ARTICLE 13

                             ADMINISTRATION OF PLAN

     13.1 GENERAL ADMINISTRATION. The Plan is to be administered by the Committee, subject to such requirements for review and approval by the Board of Directors as the Board of Directors may establish.

     13.2 ADMINISTRATIVE RULES. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provision, terms and conditions.

     13.3 COMMITTEE MEMBERS NOT ELIGIBLE. No member of the Committee shall be eligible to participate in this Plan.

     13.4 DECISIONS BINDING. All decisions of the Committee concerning this Plan shall be binding on CIGNA Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Employees, Participants and other persons claiming rights under the Plan.

                                   ARTICLE 14

                                   AMENDMENTS

     All amendments to this Plan shall be in writing and shall be effective when approved by the Board of Directors, provided, however, that an amendment shall not be effective without the prior approval of the shareholders of CIGNA Corporation if such approval is necessary under Internal Revenue Service or SEC regulations, or the rules of the New York Stock Exchange or any applicable law. The Board of Directors may make any changes required to conform this Plan and option agreements with applicable provisions of the Internal Revenue Code or regulations thereunder pertaining to Incentive Stock Options. Unless otherwise expressly provided by an amendment or the Board of Directors, no amendment to this Plan shall apply to grants of options, rights or Restricted Stock made before the effective date of the amendment. A Participant's rights with respect to outstanding options, rights, Restricted Stock grants or Unit Awards, including without limitation rights under paragraph 10.6(d), may not be abridged by any amendment, modification or termination without his individual consent.

                                   ARTICLE 15

                                OTHER PROVISIONS

     15.1 EFFECTIVE DATE. This Plan is effective as of January 1, 1995 (the "Effective Date"), subject to approval by the shareholders of CIGNA Corporation.

     15.2 DURATION OF THE PLAN. The Plan shall remain in effect until all options and rights granted under this Plan have been satisfied by the issuance of Common Stock, or terminated under the terms of this Plan, and all Performance Periods related to Unit Awards granted under the Plan have expired.

     15.3 EARLY TERMINATION. Notwithstanding the provisions of Section 15.2, the Board of Directors may terminate this Plan at any time; but no such action by the Board of Directors shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.

     15.4 GENERAL RESTRICTION. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board of Directors. In no event shall the value, amount or form of consideration for any award under the Plan be less than the value or amount, or in other than the form, required by applicable Delaware law.

     15.5  AWARDS NOT ASSIGNABLE.

     (a) No derivative security (as defined in rules promulgated under Exchange Act Section 16), including any right to receive Common Stock (such as options, stock appreciation rights or similar rights) or any right to payment pursuant to this Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including options, stock appreciation rights or similar rights) shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     (b) The restrictions set forth above in Section 15.5(a) may be waived by the Committee by express provision with respect to an award, provided that any such waiver (1) shall be limited to those situations, and subject to such additional terms and conditions, as the SEC has established (or may establish) as necessary to maintain the Plan's status as a qualifying plan under SEC Rule 16b-3, and (2) in the case of an Incentive Stock Option, unless the Participant otherwise agrees, would not cause disqualification of the option as an Incentive Stock Option.

     15.6 WITHHOLDING TAXES. Upon the exercise of any option or stock appreciation right, the vesting of any Restricted Stock, or payment of any award described in Section 4.1(d), (e) or (f), or upon the exercise of an Incentive Stock Option prior to the satisfaction of the holding period requirements of Code Section 422, the Company shall have the right at its option to:

     (a) require the Participant (or personal representative or beneficiary) to remit an amount sufficient to satisfy federal, state and local withholding taxes; or

     (b) deduct, from any amount payable, the amount of any taxes the Company may be required to withhold with respect to such transaction.

     The Committee may require, or permit, the Participant to remit such amount in whole or in part in Common Stock. If the Committee permits a Participant to elect to remit such amount in Common Stock, any such election shall be irrevocable, be made on or prior to the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish such additional conditions as it deems appropriate. If the Participant remits such amount in Common Stock, the number of shares of Common Stock delivered to or on behalf of a Participant shall be reduced by the number of shares so remitted. Common Stock so remitted shall be valued using the Fair Market Value of Common Stock as of the date the withholding obligation arises.

     15.7 SAFEKEEPING OF CERTIFICATES. The certificate evidencing Common Stock awarded by a Restricted Stock grant or purchased upon exercise of an option shall be retained for safekeeping by the Company, or by a custodian appointed by the Company, except the Committee may in its discretion cause the certificate to be delivered to the Participant after a Restricted Stock grant or a purchase upon exercise of an option. The Company will deliver any such retained certificates that are not subject to a Restricted Period to the Participant within a reasonable period after a Participant requests delivery of such certificates.

     15.8 PARTICIPANT'S RIGHTS UNSECURED. The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

     15.9 FUTURE PARTICIPATION NOT GUARANTEED. Participation in the Plan with respect to a Performance Period is not in and of itself to be construed as evidence of a right to participate in any subsequent Performance Period. For each successive Performance Period, participation of an Eligible Employee shall be evidenced only by the grant to the Eligible Employee by the Committee of a Unit Award.

     15.10 TERMINATION OF EMPLOYMENT. CIGNA Corporation and each Subsidiary retain the right to terminate the employment of any employee at any time for any reason or no reason, and an award or grant under the Plan to an Eligible Employee is not, and shall not be construed in any manner to be, a waiver of such right.

     15.11 SUCCESSORS. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of CIGNA Corporation, shall assume the liabilities of CIGNA Corporation under this Plan and perform any duties and responsibilities in the same manner and to the same extent that CIGNA Corporation would be required to perform if no such succession had taken place.

     15.12 CONSTRUCTION. The terms used in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.

     15.13 COMPLIANCE WITH RULE 16b-3. This Plan and awards made under it are intended to comply with, and should be interpreted in a manner that satisfies, the applicable requirements of SEC Rule 16b-3 so that Participants who are (or may become) subject to Exchange Act Section 16 will, unless they otherwise agree, be entitled to the benefits of Rule 16b-3 (or other exemptive rules under Section 16) and will not be subject to avoidable liability. If any provision of this Plan or of any Plan award frustrates or conflicts with this intent, then to the extent possible, that provision shall be interpreted or deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict, the provision in question shall be disregarded. In addition, during the transition period established by the SEC for implementation of its new Rule 16b-3, any derivative security whose grant (or regrant) is intended to be exempt under Rule 16b-3 shall not be transferrable other than as permitted by former Rule 16b-3(d)(ii).

                            ------------------------

DIRECTIONS BY CAR:

From the West:
Take the Pennsylvania Turnpike (Interstate 276) to Valley Forge exit #24.
Follow Interstate 76 East (Schuylkill Expressway) to Interstate 476 North (Plymouth Meeting). Follow 476 North for 2.7 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

From the North:
Take the New Jersey Turnpike to the Pennsylvania Turnpike. Follow 276 West, exit at #25 Norristown. Bear right when exiting the toll booth. Proceed down ramp to Germantown Pike (East). Follow Germantown Pike 3 traffic lights (1.8 miles). At third traffic light turn right onto Joshua Rd. At first traffic light turn left onto Ridge Pike. Follow Ridge Pike for 1.5 miles and turn right onto Manor Rd. Proceed 200 yards and turn right into Eagle Lodge.

From the South:
Take Interstate 95 North to 476 North (Plymouth Meeting). Follow 476 North for 18 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

From Philadelphia International Airport:
Take Interstate 95 South to 476 North (Plymouth Meeting). Follow 476 North for 18 miles to exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.

From Center City Philadelphia:
Follow Interstate 76 West (Schuylkill Expressway) to Interstate 476 North (Plymouth Meeting). Follow 476 North for 2.7 miles exit 7A Conshohocken. At end of ramp turn right onto Ridge Pike and proceed for 3.2 miles through six traffic lights to the seventh traffic light at Manor Road. Turn right onto Manor Road. Proceed 200 yards and turn right into Eagle Lodge.



                                    [MAP]

                               CIGNA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Alfred C. DeCrane,
P Jr., Frank S. Jones and Paul F. Oreffice or any of them, proxies with full power of substitution and each of them is hereby
R authorized to represent the undersigned and to vote all shares of the Corporation held by the undersigned at the Annual Meeting of
O Shareholders, to be held at The Conference Center at Eagle Lodge, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania on April 26,
X 1995, at 10:00 a.m. or at any adjournment thereof, on the matters set forth below:
Y
         1. ELECTION OF DIRECTORS, Nominees for terms expiring:
            April 1996: Carol Cox Wait.
            April 1998: Robert P. Bauman, Robert H. Campbell,
            Charles R. Shoemate and Louis W. Sullivan, M.D.

         2. RATIFICATION OF THE APPOINTMENT of Price Waterhouse LLP as Independent Accountants.

         3. APPROVAL of the CIGNA Long-Term Incentive Plan.

         In their discretion, upon such other matters as may properly come before the meeting.

         You are encouraged to specify your choices by marking the appropriate boxes [SEE REVERSE SIDE], but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.


THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                  -----------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                  -----------

/ X /  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

         This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of Directors. (see reverse)

   FOR    WITHHELD

   / /       / /


FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

- - -----------------------------------------------------------

                                 FOR      AGAINST   ABSTAIN

2. Ratification of Appointment
   of Accountants.               / /       / /         / /

3. Approval of Long-Term
   Incentive Plan.               / /       / /         / /

Mark here if you would like your voting instructions to be confidential pursuant to the procedures on confidential voting described in the 1995 Proxy Statement. Marking this box will not absolve you of any independent fiduciary or other legal obligation to report how you voted nor prevent the inspectors from disclosing your vote if required by law or if otherwise permitted by the procedures. / /


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


- - ----------------------------------------------------------------------
SIGNATURE                             DATE


- - ----------------------------------------------------------------------
SIGNATURE                             DATE